UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Capstead Mortgage Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting of Stockholders

To Be Held May 25, 2016

To the stockholders of
CAPSTEAD MORTGAGE CORPORATION:

On behalf of our board of directors, I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders of Capstead Mortgage Corporation, a Maryland corporation, to be held at 8401 North Central Expressway, Suite 220, Dallas, Texas 75225-4404 on Wednesday, May 25, 2016 beginning at 1:00 p.m., Central Time, for the following purposes:

(1)	To elect eight directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To approve on an advisory (non-binding) basis our 2015 executive compensation;

(3)	To approve the Capstead Mortgage Corporation Third Amended and Restated Incentive Bonus Plan; and

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In the discretion of the proxies, our annual meeting may include the transacting of any other business that may properly come before the meeting or any adjournment of the meeting.

** PLEASE VOTE NOW **	YOUR VOTE IS IMPORTANT	** PLEASE VOTE NOW **

Stockholders of record at the close of business on March 28, 2016 will be entitled to notice of and to vote at our annual meeting of stockholders. It is important your shares are represented at our annual meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign, and reduces the risk that the meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs. See the “Voting” section of this proxy statement for a description of voting methods.

Stockholders please note that New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted. Your broker will not have any discretion to vote your shares on your behalf for these matters without direction from you.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of our board of directors,
Phillip A. Reinsch
Secretary
8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4404
April 13, 2016

FORWARD-LOOKING STATEMENTS

CAPSTEAD MORTGAGE CORPORATION
8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4404

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2016

This proxy statement, together with the proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at our annual meeting of stockholders to be held on May 25, 2016 at 8401 North Central Expressway, Suite 220, Dallas, Texas beginning at 1:00 p.m., Central Time. Our board is requesting you to allow your shares to be represented and voted at our annual meeting by the proxies named on the proxy card. “We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation. A notice regarding the internet availability of this proxy statement and our 2015 annual report will first be mailed to stockholders on or about April 13, 2016. This proxy statement will be available on our website at  that time. See the “Notice of Electronic Availability of Proxy
Materials” section of this proxy statement for more information.
At our annual meeting, action will be taken to elect eight directors to hold office until the next annual meeting and until their successors are elected and qualified (proposal 1); to hold an advisory vote on executive compensation (proposal 2); to approve the Capstead Mortgage Corporation Third Amended and Restated Bonus Plan (proposal 3); and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (proposal 4). In the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the meeting or any adjournment of the meeting.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of our management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Home Loan Bank system and similar federal government agencies and related guarantees;

•	other changes in legislation or regulation affecting the mortgage and banking industries;
•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;

•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and Capstead undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

Capstead 2016 Proxy Statement	1

GENERAL INFORMATION ABOUT VOTING

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board. We will bear the expense of soliciting proxies for our annual meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from our stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.
We intend to request persons holding our common shares in their name or custody, or in the name of a nominee, to send a notice of internet availability of proxy materials to their principals and request authority for the execution of the proxies. We will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Inc. For such services, we will pay a fee that is not expected to exceed $6,500 plus out-of-pocket expenses.
Voting Securities

Our common stock is our only equity security entitled to general voting rights. Each share of common stock entitles the holder to one vote. As of March 28, 2016, there were 95,947,090 shares of common stock outstanding and all are entitled to vote for matters coming before our annual meeting. Only common stockholders of record at the close of business on March 28, 2016 are entitled to vote at the meeting or any adjournment of the meeting.

Voting

If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•	via the internet by logging on to www.eproxy.com/cmo to gain access to the voting site and to authorize the proxies to vote your shares;

•	by calling our transfer agent Wells Fargo at 1-800-560-1965 and following the prompts; or

•	by signing, dating and mailing the proxy card in the postage-paid envelope provided.
Our counsel has advised us these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The deadline for internet and telephone voting is 11:59 p.m., Central Time, on May 24, 2016. If you prefer, you may bring your proxy to our annual meeting to vote your shares in person.

If a broker, bank or other nominee holds shares of our common stock on your behalf, the voting instructions above do not apply to you. You will receive voting instructions from them.

Counting of Votes

A quorum will be present at our annual meeting if the holders of a majority of our outstanding shares of common stock are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the meeting may be postponed or adjourned until a quorum has been obtained.

The affirmative vote of a majority of all the votes cast at the annual meeting is required to elect each nominee to our board (proposal 1), approve on an advisory (non-binding) basis our 2015 executive compensation (proposal 2), approve the Capstead Mortgage Corporation Third Amended and Restated Incentive Bonus Plan (proposal 3), and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (proposal 4). Unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of all votes cast is also required to approve any other matter brought to a vote at the meeting.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to any non-
routine matter, including (i) votes to elect our directors; (ii) votes regarding annual compensation; or (iii) votes adopting, extending, or amending compensation plans (proposals 1, 2 and 3); unless the brokers have received instructions from the beneficial owners of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in these matters.

Brokers may vote at their discretion on all routine matters (i.e. the ratification of the appointment of our independent registered public accounting firm). Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. We will treat broker non-votes as shares present and voting for quorum purposes and votes not cast in any non-routine matter, including proposals 1, 2 and 3.

Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the votes on proposals 1, 2 and 3 assuming that a quorum is obtained.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our board.

2	Capstead 2016 Proxy Statement

GENERAL INFORMATION ABOUT VOTING

Right to Revoke Proxy

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information. If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	by notifying our secretary in writing of your revocation before your shares have been voted;

•	by signing, dating and mailing a new proxy card to Wells Fargo;
•	by calling Wells Fargo at 1-800-560-1965 and following the prompts;

•	via the internet by logging on to www.eproxy.com/cmo and following the prompts; or

•	by attending our annual meeting with your proxy and voting your shares in person.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive information on revoking your proxy.

Notice of Electronic Availability of Proxy Materials

On or about April 13, 2016, we mailed our stockholders a notice with instructions on accessing these materials and voting online as permitted by the Securities and Exchange Commission (“SEC”). If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Multiple Stockholders Sharing the Same Address

SEC rules and Maryland corporate law allow for householding, which is the delivery of a single copy of an annual report and proxy statement, or notice of electronic availability, to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate mailings are eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may be required to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record and would like to request householding, please contact our transfer agent, Wells Fargo, at (866) 870-3684.

Extra copies of our annual report and proxy statement may be obtained free of charge by sending a request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4404. You can also obtain copies on our website at www.capstead.com, www.capstead.reit or by calling us toll-free at (800) 358-2323, extension 2339.

Voting Results

Voting results will be announced at our annual meeting and a detail of the voting results will be published in a Form 8-K filed with the SEC within four business days of the meeting.

Capstead 2016 Proxy Statement	3

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL ONE – ELECTION OF DIRECTORS

One of the purposes of our annual meeting is to elect eight directors to hold office until the next annual meeting and until their successors have been elected and qualified. In order to understand each nominee’s qualifications to serve as a director, it is important to first review our investment strategy.

We operate as a self-managed REIT for federal income tax purposes and earn income from investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of relatively short-duration adjustable-rate mortgage (“ARM”) securities issued and guaranteed by Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Duration is a common measure of market price sensitivity to interest rate movements. A short duration generally indicates less interest rate risk.

Set forth below for each director nominee is the name, age, principal occupation, the date elected to our board, board committee memberships held, the number of shares of common stock beneficially held, directorships held with other public companies and certain other biographical information necessary to provide you with a more complete understanding of the experiences, qualifications, attributes or skills of the nominees.

Also provided below is a brief discussion of our considerations for recommending each of the nominees for director. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event we do not presently expect, the proxy will be voted for a replacement nominee if our board designates one.

The board recommends a vote FOR all nominees.

Nominees for Director

John L. (Jack) Bernard*	Age 61 Director since September 2012 Shares of common stock beneficially owned: 31,000
Executive Director, Renew Financial

Member: Audit and Governance & Nomination Committees

•	Professional Experience: Mr. Bernard is an executive director and member of the board of Renew Financial, a private company focused on the development of innovative finance and technology solutions to clean energy since 2008. From 2005 to 2007 Mr. Bernard was managing director of OceanTomo responsible for an intellectual property fund and from 2003 to 2004 was managing director for Coastal Capital responsible for an intellectual property sale/leaseback fund. From 1993 to 2002 Mr. Bernard held senior roles at Dresdner RCM Capital Management including managing mortgage, asset-backed and corporate investments held in domestic institutional portfolios, managing a closed end fixed-income fund and other global credit investment responsibilities. Mr. Bernard worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1984 to 1993 in the mortgage securities trading division with responsibilities for originating, trading and hedging collateralized mortgage obligations, as well as managing a proprietary position in mortgage derivatives.

•	Consideration for Recommendation: Mr. Bernard has extensive experience in capital markets and investment management activities having managed and traded mortgage securities and other fixed-income positions for major investment banking firms. He continues to be involved in these markets and various real estate-related activities on a personal and professional basis. Mr. Bernard serves as a member of our governance & nomination and our audit committees.

Jack Biegler*	Age 72 Director since June 2005 Shares of common stock beneficially owned: 79,500
Private Investor

Chairman of the Board
Chairman: Executive Committee
Member: Compensation Committee

•	Professional Experience: Mr. Biegler has served as our chairman of the board since April 2009. Mr. Biegler served as president of Ellison Management LLC from 1996 until his retirement in 2009. From 1980 until its sale in 1996, Mr. Biegler served as chief financial officer (“CFO”) of Ray Ellison Industries, which was involved in the development and construction of single-family homes in San Antonio, Texas.

•	Consideration for Recommendation: Mr. Biegler worked as a CFO in the single-family homebuilding business for a significant portion of his career and he continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his accounting, financial and real estate-related experience, Mr. Biegler serves as our chairman of the board, chairman of our executive committee and as a member of our compensation committee.

4	Capstead 2016 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

Michelle P. Goolsby*	Age 58 Director since June 2012 Shares of common stock beneficially owned: 28,090
Partner, Greenmont Capital Partners II

Chair: Compensation Committee
Member: Audit Committee

•	Professional Experience: Ms. Goolsby has been a partner and investment committee member for Greenmont Capital Partners II, a private equity firm, since 2008. From 1998 to 2008 Ms. Goolsby served as an executive vice president of Dean Foods Company (NYSE: DF) where she was responsible for corporate development, legal, corporate governance, ethics and compliance, government relations and corporate affairs. Prior to 1998 Ms. Goolsby provided legal representation for public and privately-held entities, including real estate investment trusts, in connection with securities offerings, financings, mergers, acquisitions and divestitures. Ms. Goolsby serves as a director of WhiteWave Foods Company (NYSE: WWAV), a consumer packaged food and beverage company, and SACHEM, Inc., a privately-held chemical science company.

•	Consideration for Recommendation: Ms. Goolsby brings a diverse background of executive leadership experience, and has worked extensively with management teams and boards on matters involving risk management, strategy, compensation and corporate governance. In addition, she has significant experience in corporate financings and other capital markets transactions, including transactions on behalf of public and privately-held real estate entities. Ms. Goolsby serves as chair of our compensation committee and as a member of our audit committee.

Andrew F. Jacobs	Age 56 Director since July 2003 Shares of common stock beneficially owned: 555,145
President and Chief Executive Officer

Member: Executive Committee

•	Professional Experience: Mr. Jacobs has been with Capstead Mortgage Corporation since 1988. He was elected to the board in 2003 and has served as our president and Chief Executive Officer (“CEO”) since 2003. Prior thereto, Mr. Jacobs served as our executive vice president of finance from 1998 to 2003, and has served in various other executive positions with us since 1988. Mr. Jacobs previously served as a member of the executive board of the National Association of Real Estate Investment Trusts (“NAREIT”) and was founding chairman of NAREIT’s Council of Mortgage REITs; is a member of the executive committee of the Chancellor’s Council of the University of Texas System; and is a member of the advisory council of the McCombs School of Business, the advisory council of the Department of Accounting at the McCombs School of Business, and the executive council of the Real Estate Finance and Investment Center at the McCombs School of Business, each at the University of Texas at Austin. Mr. Jacobs is a Certified Public Accountant.

•	Consideration for Recommendation: Mr. Jacobs has served in an executive capacity for us since 1988. Recognizing the depth of his experience in the mortgage REIT industry over an extended period of time, Mr. Jacobs serves as our president and CEO and as a member of our executive committee.

Gary Keiser*	Age 72 Director since January 2004 Shares of common stock beneficially owned: 49,023
Private Investor

Chairman: Audit Committee
Member: Compensation Committee

•	Professional Experience: Mr. Keiser served as an audit partner at Ernst & Young LLP from 1980 until his retirement in 2000. Mr. Keiser began his career with Ernst & Young LLP in 1967. He also serves on several governmental, non-profit and private company boards.

•	Consideration for Recommendation: Mr. Keiser worked in the public accounting profession for his entire career, focusing a significant amount of his time on real estate and real estate finance clients. Recognizing the depth of his accounting, mortgage banking and real estate experience, Mr. Keiser serves as chairman of our audit committee and as a member of our compensation committee.

Capstead 2016 Proxy Statement	5

PROPOSAL ONE – ELECTION OF DIRECTORS

Christopher W. Mahowald*	Age 54 Director since June 2005 Shares of common stock beneficially owned: 169,259
Managing Partner, RSF Partners

Member: Governance & Nomination Committee

•	Professional Experience: Mr. Mahowald is the managing partner of RSF Partners, a series of six real estate private equity funds totaling over $500 million in equity since its formation in 1997. Prior to forming RSF, Mr. Mahowald was a partner with the Robert M. Bass Group where he was a founding principal in several real estate-related private equity funds, including the Brazos Fund, the Lone Star Opportunity Fund and Colony Capital. Prior to joining the Bass Group, he was a principal for the Trammell Crow Company. Mr. Mahowald serves or has served on the board for a number of private and public companies including American Security Products, IMPAC Commercial Holdings and Omega Healthcare (NYSE: OHI). He is a lecturer in finance at the Stanford Graduate School of Business and serves on several non-profit boards including Stanford University’s DAPER Investment Fund and Teach for America (Dallas/Fort Worth region).

•	Consideration for Recommendation: Mr. Mahowald has worked in or managed a number of different real estate finance and equity funds over his career. Recognizing the depth of this experience, Mr. Mahowald serves as a member of our governance & nomination committee.

Michael G. O’Neil*	Age 73 Director since April 2000 Shares of common stock beneficially owned: 61,104
Private Investor

Chairman: Governance & Nomination Committee
Member: Audit and Executive Committees

•	Professional Experience: Until retiring in 2001, Mr. O’Neil was a director in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, where he had been employed since 1972. In 2009, Mr. O’Neil retired from the board at Massively Parallel Technologies, Inc., a private software technology company specializing in high-speed computing. He also served on the board of MobilePro Corp. from 2004 to 2008, a then publicly traded company.

•	Consideration for Recommendation: Mr. O’Neil worked for a major investment banking firm his entire career, focusing on debt and equity transactions involving U.S. and foreign corporations and U.S. Treasury and mortgage-related securities and various real estate-related entities. He represented his firm as lead underwriter for our initial public offering in 1985. Recognizing the depth of his capital markets experience, and knowledge of a broad spectrum of security types, Mr. O’Neil serves as chairman of our governance & nomination committee and as a member of our audit and executive committees.

Mark S. Whiting*	Age 59 Director since April 2000 Shares of common stock beneficially owned: 64,800
Chairman and Chief Executive Officer,
Drawbridge Realty Partners, LP

Member: Compensation Committee

•	Professional Experience: Mr. Whiting has served as chairman and CEO of Drawbridge Realty Partners, LP, a private commercial property investment firm based in San Francisco, California since its formation in December 2014. Prior to that Mr. Whiting was the chairman and CEO of Drawbridge Realty Trust since January 2012. He served as the managing partner of Drawbridge Partners, LLC, the predecessor company, since 1999. Mr. Whiting served on the board and as CEO of TriNet Corporate Realty Trust, Inc., a NYSE-listed commercial property REIT, from 1996 through 1998 and served on the board and as president and chief operating officer of TriNet from 1993 to 1996. Mr. Whiting currently serves on the board of The Marcus & Millichap Company, a private real estate investment brokerage firm. Mr. Whiting is a member of the Stanford University Real Estate Council and previously served as a member of the Stanford University Athletic Board and the board of trustees of the Cate School.

•	Consideration for Recommendation: Mr. Whiting is currently serving as the CEO of a private commercial property investment firm and previously served as the CEO of a publicly traded REIT. Recognizing the depth of his real estate-related experience and having served as a CEO of a public company, Mr. Whiting is a member of our compensation committee.

*	Indicates an independent director in compliance with Section 303A.02 “Independence Tests” of the New York Stock Exchange (“NYSE”) Listed Company Manual and our Board of Directors’ Guidelines. See the “Board Member Independence” section of this proxy statement for more information.

6	Capstead 2016 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our business and affairs are managed under the direction of our board. Members of our board are kept informed of our business through discussions with our chairman, CEO and other executive officers, by reviewing materials provided to them, and by participating in meetings of our board and its committees.

During the year ended December 31, 2015, our board held five regular meetings and four special meetings. In accordance with our Board of Directors’ Guidelines, directors are expected to attend all meetings of our board and meetings of committees on which they serve. Each director standing for election attended more than 75 percent of the meetings of our board and committees on which he or she served that were held during the period for which such person was a director.

Attendance at Annual Meeting

In keeping with our Board of Directors’ Guidelines, directors are expected to attend our annual meeting in person. Should a director be unable to attend an annual meeting in person but is able to do so by telephonic or electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All but one of our sitting directors were in attendance at our 2015 annual meeting held on May 27, 2015.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our board affirmatively determine that each of our directors has no material relationship with us that would impair independence. To assist in ascertaining the independence of our directors, each director completed a qualification questionnaire in December 2015. They were also asked to affirm compliance with all of the independence standards set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Further, directors were asked to verify their interest in serving on our board in 2016 and their availability and capability to serve, as well as confirm they meet additional qualifications required for continued service as outlined in our Board of Directors’ Guidelines.

After receipt of all completed qualification questionnaires, our governance & nomination committee members were given a copy of each questionnaire, along with information regarding each director’s ownership in our equity securities. The committee briefed our board on the results of their review, noting that the son of one of our directors currently works for our independent accounting firm in a non-partner position, and in a different city with no involvement with our audit. At the conclusion of this process, our board affirmatively determined no director, with the exception of Mr. Jacobs who is our CEO, has a material relationship with us that would impair his or her independence, and each director meets all of the independence requirements set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Therefore, our board is comprised of a majority of independent directors, as required in Section 303A.01 “Independent Directors” of the NYSE Listed Company Manual.

Our Board of Directors’ Guidelines are found on our website at www.capstead.com or www.capstead.reit by clicking “Investor Relations” and “Governance Documents.” Any reference to an independent director herein infers compliance with the NYSE independence tests and our Board of Directors’ Guidelines.

Charitable Contributions

At no time during the preceding three years have we made a contribution to a charitable organization where one of our independent directors served as an executive officer.

Capstead 2016 Proxy Statement	7

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Member Compensation

Compensation of our independent directors for the fiscal year ended December 31, 2015 is outlined in the following table.

Director Compensation*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)(b)	Option Awards ($)(c)	All Other Compensation ($)	Total ($)
Jack Bernard	53,000	57,050	-	-	110,050
Jack Biegler	84,000	57,050	-	-	141,050
Michelle P. Goolsby	73,000	57,050	-	-	130,050
Gary Keiser	73,000	57,050	-	-	130,050
Christopher W. Mahowald	52,000	57,050	-	-	109,050
Michael G. O’Neil	68,000	57,050	-	-	125,050
Mark S. Whiting	53,000	57,050	-	-	110,050

*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(a)	Amount represents the aggregate grant date fair value of stock awards issued on July 28, 2015 based on the closing market price of shares of our common stock on the date of grant, which will be recognized as expense on a straight-line basis over the related requisite service period and will vest in full on July 15, 2016. As of December 31, 2015, our directors each held 5,000 unvested stock awards.

(b)	Excluded from this tabulation are dividends earned totaling $5,700 on unvested stock awards by each of our directors for fiscal year 2015. Such dividend amounts are excluded because stock awards are valued for compensation cost purposes based on the closing market price of our common stock on the date of grant, which is assumed to factor future dividends into its valuation.

(c)	As of December 31, 2015, three directors held exercisable option awards as follows: 10,000 shares for Mr. Biegler and 15,000 shares each for Messrs. Mahowald and Whiting. No option awards were granted during the year ended December 31, 2015.

Narrative Disclosure to Director Compensation Table
The board last modified its independent director compensation program in 2014. Independent directors currently receive base compensation for their representation on our board of $50,000 and an annual stock award of 5,000 shares of common stock.  The chairman of the board and each of the chairs of our committees receive an additional annual amount for serving in such capacity. The chairman of the board receives $30,000, while each of the chairs of the audit, compensation and governance & nomination committees receives $15,000, $15,000 and $10,000, respectively.  All committee members receive $1,000 per committee meeting attended. All of our directors receive reimbursement for travel costs and expenses. Employee directors do not receive compensation for serving on our board.

The board believes a meaningful portion of our independent directors’ total compensation should be paid in the form of equity awards in order to better align these directors’ financial interests to those of our stockholders. Equity awards granted may include (i) stock awards, (ii) option awards or (iii) other incentive-based awards as defined in the Amended and Restated 2014 Flexible Incentive Plan. Our compensation committee routinely reviews our director compensation structure with our compensation consultant and makes director compensation-related recommendations to our board for approval.

Stock awards granted to our independent directors provide for vesting over a requisite service period established by our board, typically one year. Directors are considered owners of the shares and entitled to vote and receive all dividends and any other distributions declared on the shares prior to vesting. Dividends or other distributions on these shares shall not exceed those available to our common stockholders. Unvested shares cannot be sold, transferred or otherwise disposed of for any purpose other than to us. Unvested shares will revert to us in the event a director leaves us for any reason, including termination of directorship by reason of voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of Capstead, or death of the grantee, in which case all outstanding unvested shares will automatically vest in full.

Option awards previously granted to our independent directors provided for vesting over one year requisite service periods established by our board, and expire at the earliest of (i) ten years after date of grant, (ii) six months, or the remaining term of the option if earlier, after the optionee’s termination of directorship by reason of death, resignation, retirement or disability or (iii) on the date of the optionee’s termination of directorship for cause. Outstanding option awards do not receive dividends prior to exercise and are non-voting. No option awards were granted to directors during the year ended December 31, 2015.

8	Capstead 2016 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Leadership Structure

Our board currently separates the roles of chairman and CEO, with the chairmanship held by an independent director. Our board believes the separation of roles, while not required, enhances the board’s oversight of and independence from management, as well as the ability of our board to carry out its roles and responsibilities on behalf of stockholders. This leadership structure also allows our CEO to focus more of his time and energy on operations while providing him more of an opportunity to learn from the experience and perspectives of our chairman and other independent directors.
Our chairman, together with our CEO and with input from our other directors, oversees the development of board and board committee calendars and meeting agendas. He also leads the discussion at board meetings, and acts as the primary liaison between our CEO and board. Our chairman is available to speak on behalf of our board under certain circumstances and performs other functions and responsibilities as required under our Board of Directors’ Guidelines or as directed by the board from time to time.

Our Board’s Role in Risk Oversight

Our board recognizes how critical effective risk oversight is in our success and believes that its current leadership structure and operating style, with a board composed of primarily independent directors, its chairmanship separated from our CEO, and experienced executive officers who participate regularly in board and committee meetings, enhances risk oversight. Enterprise risks are identified and prioritized by our management and reported to our full board on a quarterly basis or as otherwise appropriate, while compliance and financial risks are overseen by our audit committee. Our compensation committee considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. Our chairman and other independent directors, themselves all experienced business professionals, are experienced in identifying enterprise risk issues for board consideration and challenging our management to address their concerns and understand their perspective on these issues.

Stock Ownership Guidelines and Pledging Limitation

We maintain guidelines for ownership of our common stock by our directors and named executive officers for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each of our directors is expected to own shares of our common stock equal to three times their annual cash retainer and each of our executive officers is expected to own shares ranging from three times their annual base salary to up to five times for the CEO.

Integral to this stock ownership guideline is a limitation on pledging of our common stock held by our directors and executive officers.  This pledging limitation restricts the amount of shares available to be pledged to not more than
50% of all shares owned by the individual director or executive officer, provided that the amount pledged is not more than 50% of the average daily trading volume of our common stock for the most recent calendar year.

For purposes of measuring our stock ownership guidelines, any shares pledged shall be excluded from each executive officer’s or director’s ownership. For a discussion of our ownership guidelines and pledging limitation for our executive officers, see “Other Compensation Policies and Practices” section of the Compensation Discussion and Analysis (“CD&A”) on page 25 in this proxy statement.

Derivatives Trading and Hedging Policy

In 2010 our board adopted a policy which prohibits our employees and directors from entering into transactions to hedge or offset any change in the market value of our common stock.

Capstead 2016 Proxy Statement	9

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Committees and Meetings

The current standing committees of our board are listed in the table below. Each of these committees has a written charter approved by our board. A copy of the charters can be found on our website at www.capstead.com or www.capstead.reit by clicking “Investor Relations” and
“Committee Charters.” The members of these committees and the number of meetings held during 2015 are identified in the table below, and a description of the principal responsibilities of each committee follows.

	Audit	Compensation	Executive	Governance & Nomination
Jack Bernard	X			X
Jack Biegler		X	Chair
Michelle P. Goolsby	X	Chair
Andrew F. Jacobs			X
Gary Keiser	Chair	X
Christopher W. Mahowald				X
Michael G. O’Neil	X		X	Chair
Mark S. Whiting		X
Number of Meetings	5	5	1	2

Our audit committee is comprised of four independent directors. This committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; and it provides assistance to our board in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:

•	The integrity of our financial statements and financial reporting process, including our systems of internal accounting and financial control and disclosure controls and procedures;

•	Our independent registered public accounting firm’s qualifications and independence;

•	Our compliance with legal and regulatory requirements; and

•	The performance of our independent registered public accounting firm and our internal audit function (outsourced to a third party service provider).

Our board has determined that Ms. Goolsby and Messrs. Keiser and O’Neil are “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. All members of our audit committee meet our Board of Directors’ Guidelines and the NYSE Listed Company Manual Guidelines for independence of audit committee members, have financial management experience and are financially literate as required by the NYSE Listed Company Manual. Our audit committee charter limits the number of audit committees on which committee members may serve to no more than two other public companies, unless our board determines such simultaneous service would not impair the ability of such member to effectively serve. Ms. Goolsby currently serves on the audit committee for WhiteWave Foods Company (NYSE: WWAV).
Our compensation committee is comprised of four independent directors that our board has determined are independent in accordance with NYSE listing standards and Item 407(a) of the SEC Regulation S-K. In addition to routinely reviewing our director compensation structure with our compensation consultant and making director compensation-related recommendations to our board, all of our executive compensation programs are administered under the direction of this committee. This committee is responsible for overseeing our compensation programs including:

•	Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	Evaluating our CEO’s performance in light of those goals and approving compensation consistent with such performance;

•	Approving base salaries, short- and long-term incentives, and other programs and benefits for certain of our executive officers other than our CEO;

•	Approving compensation programs and benefits for our other employees;

•	Reviewing and coordinating succession plans for our CEO and named executive officers;

•	Reviewing and assessing the potential risks associated with our compensation programs;

•	Reviewing and discussing the CD&A with our named executive officers, legal counsel and the committee’s compensation consultant, and recommending to our board the CD&A’s inclusion in our proxy statement and annual report on Form 10-K;

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BOARD OF DIRECTORS AND COMMITTEE INFORMATION

•	Reviewing and considering the results of non-binding advisory votes on executive compensation submitted to stockholders pursuant to Section 14A of the Securities Exchange Act; and

•	Reviewing and considering other regulatory matters related to executive compensation.

Our executive committee is comprised of three directors. During intervals between meetings of our board, this committee has all of the powers and authority of our board in managing our business and affairs, except those powers that by law cannot be delegated by our board.
Our governance & nomination committee is comprised of three independent directors. This committee is responsible for:

•	Recommending nominees to our board for the next annual meeting of stockholders;

•	Overseeing the evaluation of the performance of our board and executive officers from a corporate governance perspective;

•	Identifying qualified individuals to serve on our board consistent with criteria approved by our board; and

•	Developing, recommending to our board, and maintaining our governance policies and guidelines.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was at any time during 2015 or at any other time an officer or employee of ours, and no member had any relationship with us requiring disclosure in the “Related Person Transactions” section of this proxy statement. None of our executive officers has served on the board or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board or compensation committee during 2015.

Meetings of Non-Management Directors

Non-management directors regularly meet without management in connection with our quarterly board meetings. Accordingly, such directors met four times in 2015. At these meetings, the non-management directors reviewed strategic issues for consideration by our board, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that our chairman will preside at such meetings. The chairman is generally responsible for advising our CEO of decisions reached and suggestions made at these sessions. If non-management directors include a director who is not an independent director, our Board of Directors’ Guidelines requires that at least one of the scheduled executive sessions include only independent directors. Presently, all of our non-management directors are independent.

Stockholders and interested parties may communicate with the chairman or non-management directors as a group by utilizing the communication process identified in the “Interested Party and Stockholder Communication with our Board” section of this proxy statement.

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OUR CORPORATE GOVERNANCE PRINCIPLES

OUR CORPORATE GOVERNANCE PRINCIPLES
Our policies and practices reflect corporate governance initiatives that are compliant with the NYSE listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Directors’ Guidelines, charters for our board committees, our Code of Business Conduct and Ethics (applicable to all of our employees, officers and directors) and our Financial Code of Professional Conduct. The corporate governance section can be found on our website at www.capstead.com or www.capstead.reit by clicking “Investor Relations” and “Governance Documents.”
Each of our directors should, to the best of his or her ability, perform in good faith the duties of a director and/or a committee member in a manner he or she believes to be in our best interests with the care an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when the circumstances would alert a reasonable director to the need thereof. Our directors are expected to attend, in person or by telephone, all meetings of our board and committees on which they serve, as well as attend in person or by telephone our annual meeting of stockholders.

Considerations for Nomination

Our governance & nomination committee considers and makes recommendations to our board concerning candidates for election and the appropriate size of our board. In considering incumbent directors, the committee reviews the directors’ overall service during their terms, including the number of meetings attended, level of participation and quality of performance. Other considerations include the directors’ level of ownership of our equity securities and, when applicable, the nature of and time involved in the directors’ service on other boards. The committee reviews the completed qualification questionnaires submitted by incumbent directors (as previously described in the “Board Member Independence” section of this proxy statement) prior to making its recommendation to our board regarding the slate of directors for election at the following year’s annual meeting of stockholders. Additionally, in 2016 the board concluded that all current directors continue to possess the talent, knowledge and experience relevant to our business deemed necessary to stand for re-election to our board.

In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the committee uses its and our management’s network of contacts to compile a list of potential candidates. The committee may also engage, if it deems appropriate, a professional search firm. Candidates are selected on the basis of talent, knowledge and experience relevant to our business without regard to race, religion, gender or national origin as described in our Board of Directors’ Guidelines. Accordingly, our board does not consider diversity in identifying nominees for director in the sense that it is agnostic as to a potential nominee’s characteristics in this regard and does not have any diversity goals or guidelines relative to the overall make-up of our board. Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility. Each candidate should also have a genuine interest in Capstead, recognize that he or she is accountable to our stockholders and have a background that demonstrates an understanding of business and financial affairs, the complexities of a large business organization and the related capital markets in which the Company operates.

No person shall be eligible to serve as a director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. The committee will consider candidates recommended by stockholders provided stockholders follow the procedures set forth in the “Stockholder Procedures for Director Candidate Recommendations” section of this proxy statement. The committee evaluates a candidate using the criteria set forth above regardless of who nominated the candidate.

Service on Other Boards

Our Board of Directors’ Guidelines prohibit our directors from serving on more than four boards of other public companies and recommends its audit committee members serve on the audit committee of no more than two other public companies.
In addition, our CEO’s service is limited to two other public company boards. With the exception of Ms. Goolsby who serves on one other public company board, none of our directors presently serve on other public company boards.

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OUR CORPORATE GOVERNANCE PRINCIPLES

Majority Vote Standard

In November 2012 our board modified our Bylaws to adopt a majority vote standard in any uncontested election of directors. Under this standard, a nominee for director in an uncontested election shall be elected to our board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In the case of a contested election, directors shall be elected by a plurality of the votes.

Concurrent with adoption of the majority vote standard in uncontested elections, our board modified our Board of Directors’ Guidelines to require an incumbent director who does not receive a majority of the votes cast and therefore is not re-elected to promptly submit a letter of resignation to our governance & nomination committee. The committee will consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, excluding the resigning director, will make a decision regarding the resignation within 90 days after the date on which the certification of the stockholder vote on the election of directors is made, and our board will publicly disclose its decision and related rationale. If a decision is made to accept the resignation, the director’s resignation shall be effective immediately.

Mandatory Resignation

Our Board of Directors’ Guidelines require a director to promptly submit a letter of resignation to our governance & nomination committee if the director (i) changes substantially his or her principal occupation or business association for any reason other than retirement or retirement planning, (ii) declares or is otherwise involved in a personal bankruptcy or the bankruptcy of a business in which he or she is a principal, (iii) fails to receive a majority of the votes cast in an uncontested election or (iv) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, in its sole judgment, shall then decide whether such event requires the board to accept such resignation in the best interests of the company and its stockholders.

A director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust shall resign effective immediately. An employee director must resign from our board, unless a majority of our board determines otherwise, once he or she ceases to be employed by us whether due to retirement or otherwise.

OTHER GOVERNANCE INFORMATION

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Director Candidate Recommendations

Our governance & nomination committee will consider written director candidate recommendations made by stockholders to our secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404. Electronic or facsimile submissions will not be accepted.

For the committee to consider a candidate, submissions must include sufficient information concerning the recommended individual including biographical data such as age; employment history; a description of all businesses that employ or employed the candidate, including the name and phone number of the businesses; a list of board memberships the candidate holds, if any; and additional information that would provide a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee in light of Capstead’s business and structure. In addition, the candidate should affirm he or she can read and understand basic financial statements and consent to stand for election, if nominated by our board, and serve, if elected by our stockholders.
Once a fully complete recommendation is received by the committee and if deemed appropriate by the committee chair, the candidate will be sent a questionnaire that requests additional information regarding independence, qualifications and other information to assist the committee in evaluating him or her, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Further, the questionnaire provides that the individual must grant consent to us to conduct a confidential background search of the individual to the extent allowable under federal, state and local legislation. The recommended candidate must return the questionnaire within the time frame outlined below to be considered for nomination by the committee. Recommendations for which we have received completed questionnaires by December 14, 2016 will be considered for candidacy for the 2017 annual meeting of stockholders. Completed questionnaires received after December 14, 2016 will be considered for candidacy for the 2018 annual meeting, if not earlier withdrawn.

Capstead 2016 Proxy Statement	13

OTHER GOVERNANCE INFORMATION

Interested Party and Stockholder Communication with our Board

Interested parties and stockholders who wish to contact any of our directors either individually or as a group may do so by calling toll-free (800) 358-2323, by writing to them care of Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 or via e-mail at directors@capstead.com. Interested party and stockholder calls, letters and e-mails are screened by our employees based on criteria established and maintained by our governance & nomination committee, which includes filtering out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries.

Director Orientation and Continuing Education

Our board and named executive officers conduct a comprehensive orientation through a review of background material and meetings with our executive officers to familiarize new directors with our vision, strategic direction, core values, ethics, financial matters, corporate governance practices and other key policies and practices. Our board recognizes the importance of continuing education for our directors and is committed to providing such education to improve the performance of our board and its committees. Our executive officers assist in identifying and advising our directors about opportunities for continuing education including conferences provided by independent third parties. Mr. Jacobs attended the Center for Capital Markets Proxy Firm Guidance Conference in January 2015 and The University of Texas at Dallas Corporate Governance Conference in April 2015.  In addition to these continuing education programs, Mr. Jacobs is required to earn at least 120 continuing education credit hours over each three-year period in order to maintain his license as a certified public accountant.

Annual Board Evaluation and Individual Director Self-Evaluations

Section 303A.09 “Corporate Governance Guidelines” of the NYSE Listed Company Manual requires listed company boards to conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. On an annual basis, we provide each of our directors a self-evaluation questionnaire regarding the performance of our board and one for each of our committees on which he or she serves. The completed committee questionnaires are given to the respective committee chair to review and discuss during the next scheduled committee meeting. The director who presides at our non-management director meetings receives the board self-evaluation questionnaires to review and discuss with directors at our annual board meeting.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual.
A description of the business experience of each for at least the past five years follows the table.

	Age	Title
Andrew F. Jacobs	56	President and Chief Executive Officer
Phillip A. Reinsch	55	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Robert R. Spears, Jr.	54	Executive Vice President, Chief Investment Officer
Roy S. Kim	46	Senior Vice President

For a description of Mr. Jacobs’ business experience, see the “Election of Directors” section of this proxy statement.

Mr. Reinsch has served as our executive vice president, CFO and secretary since 2006. In 2015, Mr. Reinsch was also appointed treasurer. Prior thereto, Mr. Reinsch served as our senior vice president, CFO and secretary from 2003 to 2006 and has served in various other executive positions with us since 1993. Mr. Reinsch was employed by Ernst & Young LLP from 1984 to 1993, last serving as an audit senior manager. Mr. Reinsch is a certified public accountant.

Mr. Spears has served as our executive vice president and Chief Investment Officer (“CIO”) since July 2006.  Prior thereto, Mr. Spears served as our executive vice president since July 2006 and has served in various other executive positions with us since 1994.  Mr. Spears was employed by
NationsBanc Mortgage Corporation from 1990 to 1994, last serving as vice president – secondary marketing manager.

Mr. Kim has served as our senior vice president since April 2015.  From 2014 to 2015 Mr. Kim was portfolio manager at Regan Capital, a registered investment advisor in Dallas, Texas, focusing on distressed non-agency residential mortgage backed securities.  Mr. Kim pursued personal investments from 2013 to 2014.  From 2004 to 2012 Mr. Kim was executive director at J.P. Morgan Securities in New York, New York where he was head of agency ARM residential mortgage-backed securities trading and from 1995 to 2004 Mr. Kim was employed by Bank of America in Charlotte, North Carolina, last serving as senior vice president and trading team leader.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis provides information relevant to understanding the 2015 compensation of our executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers or NEOs. The following discussion also contains statements regarding individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of future results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Summary

The compensation committee of our board is responsible for establishing, implementing, and monitoring our compensation programs and practices. Our compensation philosophy is to provide competitive, largely performance-based compensation programs to attract, motivate, and retain employees vital to our long-term financial success and the creation of stockholder value.  At our 2015 annual meeting of stockholders, over 97% of the votes cast voted to approve the compensation paid or awarded our executive officers in 2014. We considered that support when making executive compensation decisions in 2015.

Recent Company Performance. We operate as a self-managed REIT and earn income from investing in a leveraged portfolio of residential adjustable-rate mortgage “ARM” securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, referred to as Agency mortgage securities. We believe our strategy of investing primarily in short-duration Agency ARM securities differentiates us from our peers by reducing our interest rate risk, making us one of the most defensively-positioned mortgage REITs. Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration indicates less interest rate risk.

We earned $108 million or $0.97 per diluted common share despite a difficult interest rate environment in 2015. We believe our performance relative to our peers validates the benefits of our short-duration investment strategy:

•  We outperformed most of our Mortgage REIT peers over one- and three-year periods as measured by economic return (change in book value plus dividends).

•  Lower longer-term interest rates prevailed during most of the first half of 2015, which caused a significant acceleration in mortgage prepayment levels in our portfolio during the second and third quarters increasing our investment premium amortization by over $19 million from amortization amounts in the prior year.

•  During the second half of the year, with the Federal Reserve poised to raise short-term interest rates for the first time since 2006, rates on our secured borrowings moved considerably higher in anticipation of the rate move, which finally occurred in December 2015.

•  We maintained the most efficient investment platform of all our mortgage REIT peers.

2015 Compensation. We believe our financial performance is best demonstrated by the economic returns we deliver to our stockholders over both short- and long-term time horizons. Economic return is also a common measure of performance used by the broader mortgage REIT investment community.  Accordingly, we emphasize economic return in our compensation programs.

The primary elements of our compensation programs are base salaries, short-term incentives and long-term equity-based incentives. In total, 68% of our 2015 executive compensation, as measured for proxy statement purposes, was performance-based:

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EXECUTIVE COMPENSATION

Executive Compensation Practices. The following highlights certain of our executive compensation and governance practices which we utilize to drive performance and serve our stockholders’ long-term interests:

Our Pay Practices Include

✓	Performance-Based Pay – Our compensation programs have been structured to align the interests of our NEOs with the interests of our stockholders and, as a result, the majority of total direct compensation is tied to relative and absolute economic return over both short- and long-term time horizons.

✓	Meaningful Stock Ownership Requirements – All of our NEOs are subject to meaningful stock ownership requirements that require the retention of a dollar value of Capstead stock based on a multiple of base salary.

✓	Limitation on Pledged Securities – Our NEOs cannot pledge more than 50% of their owned shares and no more than 50% of our average daily trading volume from the previous calendar year. Any pledged shares are excluded from ownership requirement calculations.

✓	Annual Risk Assessment – Our compensation committee conducts an annual risk assessment of our compensation programs with the assistance of our independent compensation consultant.

✓	Clawback Policy – We have a clawback policy that allows us to recover compensation paid to our NEOs under certain circumstances.

Our Pay Practices Do Not Include

✗	Tax Gross-Ups – We do not provide tax gross-ups on perquisites or change in control benefits.

✗
“Single Trigger” Benefits – Beginning with equity awards granted in 2013, awards do not vest solely as a result of a change in control (“CIC”); instead awards vest only in the event of not-for-cause termination within 24 months of the CIC.

✗	Derivatives Trading and Hedging – We do not permit any of our employees or directors to engage in any derivatives trading or hedging transactions associated with their holdings of Capstead stock.
Previous Say-on-Pay Votes

At our 2015 annual meeting of stockholders over 97% of the votes cast supported the compensation paid or awarded to our NEOs in 2014. This level of support was in line with our expectations and was reflective of the important changes made to our compensation programs in prior years.

In order to remain proactive in managing our executive compensation programs and practices, during 2015 the chair and other members of the committee continued outreach efforts begun in prior years by again reaching out to some of our largest stockholders. While most stockholders contacted did not offer any perspectives or suggestions as to our compensation programs, the committee did receive input as to the various metrics used in our compensation programs. As a result, the committee concluded that our stockholders would benefit from a stronger alignment between our executive’s compensation and current year absolute returns generated by Capstead. To reflect this, changes were made to the 2016 annual incentive compensation program described in detail on page 24.

What We Pay and Why

In this section we review the various factors influencing the design of our compensation programs and decisions affecting 2015 compensation of our NEOs, including:

•	our philosophy,

•	the role of the committee, its consultant, the CEO and management in making compensation decisions,

•	our use and the role of peer companies,

•	objectives of our program,

•	review of 2015 total direct compensation, and

•	other 2015 compensation elements.

Our Philosophy

Our compensation philosophy is to provide competitive performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value. The committee (assisted by its compensation consultant) has designed and administered compensation programs it believes support this philosophy. In implementing its philosophy, the committee:

•	Recognizes the complexities of managing a large portfolio of residential mortgage securities. Many of the challenges in managing such a portfolio are market driven and management’s role is to position Capstead for strong risk-adjusted performance in varying market conditions. The creation of stockholder value ultimately rests with the NEOs and the successful execution of our business strategies through changing market environments. These factors influence the selection of our performance metrics, setting of performance goals, and evaluation of our performance.

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EXECUTIVE COMPENSATION

•
Considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. This consideration influences the setting of performance goals, evaluation of our performance, and the establishment of governance policies (such as leverage, stock ownership, and hedging policies) designed to mitigate these risks.

•	Recognizes that as a REIT that must distribute at least 90% of our taxable income to our stockholders annually, we are constrained from growing our business through the retention of our earnings. As such, traditional growth-oriented performance metrics applicable to non-REITs are not meaningful. Our business model is designed to provide dividend income and protect our book value in various interest rate cycles. For these reasons, we emphasize economic return metrics in our pay practices. We believe this metric measured over both short- and long-term time horizons is the most relevant performance measure to our stockholders and the broader mortgage REIT industry.

•	Evaluates performance and determines compensation levels after careful consideration of various inputs, including: (i) our performance measured against our stated business objectives, (ii) each of our executive’s individual performances and contributions toward our business objectives, (iii) the amounts and form of prior compensation to our NEOs, (iv) our relative economic return against our peers, (v) our absolute economic return against pre-established performance thresholds and (vi) the performance and compensation practices of our mortgage REIT peers.

The Role of the Committee, Its Consultant, the CEO and Management in Making Compensation Decisions
Committee
The committee has responsibility for determining and approving, on an annual basis, the compensation of our CEO and other NEOs.  The committee’s review of individual executive officer compensation includes, but is not limited to, a review of company and individual performance and the total value of past compensation, including long-term equity awards.

Members of the committee participate in the board of directors’ annual CEO performance review and setting of annual performance goals. The committee establishes compensation levels for our CEO in consultation with its independent compensation consultant. Our CEO neither recommends nor is involved in any discussions regarding his own compensation.

Independent Compensation Consultant

The committee has the sole authority to select, retain, and terminate compensation consultants. Pay Governance LLC (“Pay Governance”) has been engaged by our committee since 2010 to serve as its consultant on executive and director compensation matters, including recommendations with respect to both overall guidelines and specific compensation elements.  More specifically, Pay Governance provides advice and analysis to the committee on the design, structure and level of executive and director compensation, and, when requested by the committee, attends meetings of the committee and participates in executive sessions without members of management present. Pay Governance reports directly to the committee, and the committee reviews, on an annual basis, Pay Governance’s performance and provides Pay Governance with direct feedback.

The committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the committee does not raise any conflicts of interest.

CEO and Management
The committee is responsible for establishing, implementing, and monitoring the Company’s compensation program and practices.  In 2013 the Committee implemented largely nondiscretionary and formulaic, target-based incentive compensation programs for NEOs.  While the committee has responsibility for the Company’s compensation program and practices, management provides information requested by the committee and Pay Governance on our performance and that of our mortgage REIT peers. Our CEO assists the committee by providing a self-assessment of his own performance, but neither recommends, nor is involved in any discussions regarding his own compensation.   Our CEO also provides performance assessments for our other NEOs including recommendations regarding adjustments to their base salary. The committee considers those recommendations when making compensation decisions.

Our Use and the Role of Peer Companies
Our investment strategy entails investing in a leveraged portfolio of Agency ARM securities with the goal of producing reasonable risk-adjusted economic returns (change in book value plus dividends) over both short- and long-term time horizons. The investment community generally evaluates us in this context and monitors our performance relative to other mortgage REITs that minimize mortgage credit risk by investing primarily in Agency mortgage securities (“Agency REIT” peers).  Additionally, we view our Agency REIT peers as our primary competitors for both capital and executive talent. As such, a significant portion of our NEOs’ short- and long-term incentives measure our economic returns  against the economic returns of our Agency REIT peers.

Many of our investors and independent security analysts also evaluate our performance relative to a broader group of mortgage REITs. This broader group includes mortgage REITs with significant investments in both Agency and non-Agency mortgage securities and also includes select other mortgage REITs that do not invest in Agency mortgage securities. We consider these other types of mortgage REITs to also be competitors for both capital and executive talent. As such, we also measure our economic returns against the economic returns of this broader REIT peer group (“Broader REIT” peers). Additionally, we measure our operating cost against these peers.

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EXECUTIVE COMPENSATION

Based on the foregoing, the committee established the following companies as our 2015 peers for purposes of evaluating our relative performance and determining earned compensation (Agency REIT peers are in bold and in blue):

Agency REIT and Broader REIT Peers
AG Mortgage Investment Trust, Inc.*
American Capital Agency Corp.*
American Capital Mortgage Investment Corp.*
Annaly Capital Management, Inc.*
Anworth Mortgage Asset Corporation *
Apollo Residential Mortgage, Inc.*
ARMOUR Residential REIT, Inc.*
Chimera Investment Corporation *
CYS Investments, Inc.
Dynex Capital Inc.
Five Oaks Investment Corp.*
Hatteras Financial Corp.*
Invesco Mortgage Capital Inc.*
JAVELIN Mortgage Investment Corp.*
MFA Financial, Inc.
New York Mortgage Trust Inc.
Redwood Trust, Inc.
Two Harbors Investment Corp. *
Western Asset Mortgage Capital Corporation *
* Externally-managed.

Capstead and five of its Broader REIT peers are internally-managed.  The executive officers of internally-managed peers are employees of these listed companies.  As a result, detailed compensation information is fully disclosed in these companies’ annual proxy statements, making compensation-related comparisons between the executive officers of Capstead and these internally-managed companies relatively straightforward.

The remaining 14 peers are externally-managed by third-parties in exchange for management fees.  An external manager uses a portion of management fees earned to compensate its employees that manage the REIT.  Under current compensation disclosure requirements, externally-managed peers do not disclose salaries and incentive compensation paid to REIT executive officers who are also employees of the management company (other than any equity award grants made directly to these individuals).  Consequently, complete compensation data for the executive officers of our externally-managed peers is generally unavailable and the committee is unable to make meaningful direct comparisons for executive compensation purposes.

When available, the committee considers information regarding our peers’ pay levels and practices to establish a point of reference when making compensation decisions. While we seek to establish pay levels that are consistent with market medians, we do not “benchmark” NEO compensation so that it must equal a specified level relative to other companies. Rather, the committee makes decisions regarding pay opportunities it considers appropriate in light of its philosophy and based on information available from our Broader REIT peers.  The committee believes pay opportunities consistent with market medians are often appropriate; however, the committee may choose to pay above or below market medians when it believes doing so would be appropriate to account for scope of position responsibilities, experience, skills and contribution.

Given that direct comparisons for executive compensation purposes cannot be made with a majority of our Broader REIT peers, the committee also compares our overall operating costs, including compensation, to the operating costs of our Broader REIT peers. Given our focus on operating cost efficiency, the committee incorporated a relative operating cost efficiency metric in our annual incentive compensation program.  This metric is a ratio of aggregate management fees and other operating costs (collectively “total operating costs”) to average long-term investment capital (stockholders’ equity plus long-term unsecured borrowings).  We believe this is a transparent and consistent way to evaluate our efficiency and the relative reasonableness of our costs, including the costs of our overall compensation programs.

Objectives of Our Program

Our stockholders and the broader investment community evaluate our performance with particular emphasis on changes in our book value per common share (a capital preservation performance measure) and dividend returns to investors (a return on capital performance measure). Together, these two measures comprise the economic return we deliver to our stockholders. In addition, we seek to maintain an efficient operating platform as part of our business strategy. Finally, we believe performance in achieving specific individual goals and objectives to be an important factor to consider in awarding annual incentive compensation.

Our compensation arrangements are designed to prominently feature each of these aspects of our performance:

•	A majority of short- and long-term incentive compensation is awarded based on economic return measured on a relative and absolute basis. We reinforce the importance of capital preservation by evaluating economic return over both one-year and three-year periods, ensuring that both short- and long-term implications of portfolio management decisions are considered.

•	Dividend equivalent rights, referred to as DERs, directly link executive pay to the amount of dividends we pay to our stockholders each quarter. DERs reinforce a key absolute return performance metric by delivering short-term incentives directly in proportion to dividends paid to our investors.

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•	Recognizing that decisions affecting our operating costs primarily have near-term implications, we evaluate our operating cost efficiency on an annual basis as a component of our annual incentive compensation program.

•	Recognizing that individual goals and objectives typically have short-term implications and therefore are best set and measured on an annual basis, we evaluate individual performance as a component of our annual incentive compensation program.

•	Our long-term equity-based awards also include a relative total stockholder return performance metric based on share price appreciation assuming that all dividends are reinvested. We believe that use of a relative total stockholder return metric over a three-year period provides an additional performance measure reflecting management’s long-term success in executing its investment strategy and enhancing Capstead’s value for our stockholders.

We believe the structure of our compensation arrangements appropriately incorporates indicators of company performance of importance to our stockholders and the broader investment community, helping to ensure proper alignment of management’s interests with those of our stockholders.

Review of 2015 Total Direct Compensation

The committee seeks to provide competitive, performance-based compensation opportunities necessary to attract, motivate, and retain employees vital to our long-term financial success and creation of stockholder value. The committee believes this is best achieved through a combination of pay elements it refers to as total direct compensation, comprised of base salary, short-term incentives and long-term equity-based incentives.

Base Salary
Annualized base salaries for our NEOs in 2015 were as follows:

Executive	2015 Base Salary
Andrew F. Jacobs	$773,000
Phillip A. Reinsch	433,000
Robert R. Spears, Jr.	541,000
Roy S. Kim	325,000

Short-Term Incentives
The committee believes short-term incentives are an important tool in motivating and rewarding management for delivering strong operational performance and achieving our strategic objectives.  We provide short-term incentive opportunities through two programs:

Annual Incentive Compensation Program
•  Annual incentive compensation is awarded based on our economic return (measured on a relative basis, and, to a lesser extent, on an absolute basis), our operating cost efficiency, and each NEOs performance relative to his stated goals and objectives.
•   Each NEO had a target opportunity equal to 125% of his 2015 base salary, pro-rated as appropriate.

Dividend Equivalent Rights (DERs)
•  Common dividends declared by us for the benefit of our investors determine the award value. This absolute return program delivers incentives directly in proportion to dividends paid to our investors.

Annual Incentive Compensation Program. The 2015 annual incentive compensation program adopted by the committee was unchanged from the annual incentive compensation program in effect for 2014.

Under the 2015 annual incentive compensation program:

•	Each NEO had a target opportunity equal to 125% of his base salary, pro-rated as appropriate, with a maximum total opportunity of approximately 222% of his base salary (178% of target opportunity).

•	70% of the award opportunity was based on our performance relative to our peers. Consistent with the committee’s perspective on our peers, relative economic return performance was evaluated against both our Agency REIT peers and our Broader REIT peers and relative operating cost efficiency was evaluated against the Broader REIT peers,

•	15% of the award opportunity was based on our absolute economic return, and

•	15% of the award opportunity was based on the committee’s assessment of the performance of each of our NEOs relative to individual objectives established by the committee.

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EXECUTIVE COMPENSATION

2015 Annual Incentive Compensation Program Performance Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (40%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (15%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (15%)	N/A	10% Payout: 50%	12.5% Payout: 100%	15% Payout: 200%
Relative Operating Cost Efficiency (15%)	Broader REIT Peers	85th Percentile Payout: 50%	90th Percentile Payout: 100%	95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Payout Between 0%--100%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

Measurement and Assessment of our Performance. On March 2, 2016 the committee approved the calculations of our 2015 relative and absolute performance and our relative cost efficiency metrics, as presented above, and assessed performance against the individual goals and objectives established by the Committee for our NEOs.  Our performance under each of the above metrics was as follows:

•	Relative Economic Return – Agency REIT Peers. Our economic return for 2015 was 0.3%, resulting from quarterly dividends totaling $1.14 per share offset by a $1.10 per share decrease in our book value. This economic return positioned us at the 82nd percentile relative to our Agency REIT peers. As a result, our NEOs earned the maximum 200% payout for this portion of the award.

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EXECUTIVE COMPENSATION

•	Relative Economic Return – Broader REIT Peers. Our economic return of 0.3% positioned us at the 71st percentile relative to our Broader REIT peers. As a result, our NEOs earned 153% of their target payout opportunity for this portion of the award.

•	Absolute Economic Return. Lower longer-term interest rates prevailed during most of the first half of 2015, which caused a significant acceleration in mortgage prepayment levels in our portfolio during the second and third quarters increasing our investment premium amortization by over $19 million from amortization amounts in the prior year. During the second half of the year, with the Federal Reserve poised to raise short-term rates for the first time since 2006, rates on our secured borrowings moved considerably higher in anticipation of the rate move, which finally occurred in December 2015. As a result, our absolute economic return was 0.3%, well below the 10% minimum threshold return level for payouts to begin under this portion of our incentive compensation program. Accordingly, no incentive amounts were earned by our NEOs in 2015 for this portion of the program.

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EXECUTIVE COMPENSATION

•	Relative Operating Cost Ratio – Broader REIT Peers. Our ratio of total operating costs to average long-term investment capital (total stockholders’ equity plus long-term unsecured borrowings) was lowest among our Broader REIT peer group, demonstrating that we operated the most efficient investment platform. As a result, our NEOs earned the maximum 150% payout for this portion of the program.

•	Individual Goals and Objectives. The committee assessed performance against individual goals and objectives established by the Committee for our NEOs and determined the payout would equal 80% of the target payout for this portion of the program.

Total payout under the 2015 annual incentive compensation program was as follows:

Executive	Annual Incentive Payout
Andrew F. Jacobs	$1,328,111
Phillip A. Reinsch	743,948
Robert R. Spears, Jr.	929,506
Roy S. Kim	418,793

Dividend Equivalent Rights (DERs). DERs awarded by the committee provide our NEOs compensation directly in proportion to the common dividends paid during the year to our stockholders, which is a key component of our economic returns and vary depending upon our earnings. DERs represent notional rights, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common stock, thus directly linking an additional component of our NEOs’ short-term incentive compensation to our current year performance.

The table below provides information on the total number of DERs held by each of our NEOs and the total amount of dividend equivalents earned in 2015.  Other than Mr. Kim, such DERs were outstanding throughout 2015, whereas the DERs for Mr. Kim were issued in April 2015 and were outstanding the remainder of the year.

Executive	Number of Dividend Equivalent Rights	Dividend Equivalents Earned During 2015
Andrew F. Jacobs	220,000	$250,800
Phillip A. Reinsch	142,000	161,880
Robert R. Spears, Jr.	202,000	230,280
Roy S. Kim	90,000	74,700

The value of dividend equivalents earned by our NEOs during 2015 was 16% lower than the value earned during 2014, which was directly attributable to a 16% decline in common stock dividends declared in 2015.

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EXECUTIVE COMPENSATION

Long-Term Incentives
The committee believes our NEOs should have an ongoing stake in the long-term success of our business and should have a meaningful portion of their total compensation delivered in the form of service- and performance-based equity awards with performance measured over a period of years.

•  For 2015, the committee granted two forms of incentive compensation awards consisting of (a) restricted common stock and (b) performance units. The aggregate opportunity was based on 150% of each executive’s 2016 base salary divided by the closing common stock price on the date of grant of $9.32, allocated 20% to restricted stock and 80% to performance units. These awards were granted on February 1, 2016.

The restricted common stock awards will vest three years from the date of grant or February 1, 2019. Upon vesting, such restricted shares will be entitled to receive dividends and any other distributions declared from the date of grant through the vesting date. The number of shares issued and the grant date fair value were as follows:

Executive	Awards Issued	Grant Date Fair Value *
Andrew F. Jacobs	24,881	$231,891
Phillip A. Reinsch	13,937	129,893
Robert R. Spears, Jr.	17,414	162,298
Roy S. Kim	11,105	103,499
*	Based on the closing stock price on the date of grant of $9.32

The performance units were awarded pursuant to the long-term performance unit award criteria established by the committee, which includes specific metrics against which our performance is to be measured.  Such metrics include relative economic return, absolute economic return and relative total stockholder return. The units are potentially convertible into shares of our common stock following a three-year performance period commencing January 1, 2016 and ending December 31, 2018.  The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. The performance unit award criteria for 2015 were substantially similar to the performance units award criteria used in 2014, except for a modification to threshold, target and maximum goals for absolute economic return performance to reflect current market conditions. Because the units awarded are subject to performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric resulting in an estimated fair value of $8.03 per unit.  The committee set the target for relative economic return performance against both Agency REIT peers and our Broader REIT peer group at the 60th percentile thus insuring that the target payout will be awarded only for above average performance.  The performance units contain “double trigger” vesting provisions that provide for accelerated vesting only if  (i) a change in control occurs and (ii) an involuntary termination without cause or a voluntary resignation for good reason occurs within 24 months following the change in control. At the end of the performance period, each NEO will be entitled to receive dividends and any other distributions declared from the grant date through the end of the performance period with respect to the number of shares earned, if any. The number of units issued and the grant date fair value were as follows:

Executive	Units Issued	Grant Date Fair Value *
Andrew F. Jacobs	99,527	$799,202
Phillip A. Reinsch	55,751	447,681
Robert R. Spears, Jr.	69,656	559,338
Roy S. Kim	44,420	356,693
*	Based on grant date fair value assigned for accounting purposes of $8.03 per unit.

The number of shares ultimately accruing to our NEOs pursuant to these awards is dependent upon Capstead’s performance calculated separately under each of the indicated performance metrics over the three-year period ending December 31, 2018 as illustrated below:

2015 Long-term Performance Unit Award Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (20%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	8% Payout: 50%	10% Payout: 100%	12% Payout: 200%
Relative Total Stockholder Return (20%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Actual performance and payouts will be interpolated between threshold and maximum performance levels as necessary.

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EXECUTIVE COMPENSATION

Other 2015 Compensation Elements

Our NEOs participate in our other benefit programs including basic life insurance, accidental death and dismemberment insurance, long-term disability insurance, long-term care insurance, a charitable gift matching program, and a qualified defined contribution retirement plan, or 401(k) plan, each on the same terms offered to other employees.

In addition, we have a nonqualified deferred compensation plan for our NEOs and any other employees earning more than the maximum amount of eligible earnings considered for purposes of determining contributions to our 401(k)plan ($265,000 in 2015). Our nonqualified deferred compensation plan is designed to allow employees, regardless of pay, the opportunity to achieve the same retirement income as a percentage of their base salaries and incentive compensation as is available to all employees.  The plan extends the general matching provisions of the 401(k) plan to base salary and annual incentive compensation amounts in excess of $265,000. The aggregate cost to us of this benefit to our NEOs was $237,215 for 2015.

Participants in the plan may elect to defer up to 60% of base salary and 100% of annual incentive compensation into a deferral account. We will contribute into each participant’s deferral account a matching amount equal to 50% of the participant’s voluntary contribution up to a maximum of 6% of the participant’s eligible compensation that exceeds the 401(k) maximum amount, as discussed above. We may, but are not required, to credit to deferral accounts a supplemental matching contribution of 3% of the participant’s eligible compensation, but only up to the same 6%. Vesting in the amounts contributed by us into the deferral account is determined on the same service-based vesting schedule used in our 401(k) plan, which provides for annual vesting ratably over a participant’s initial five years of service. Each of Messrs. Jacobs, Reinsch and Spears are 100% vested. Participant deferral accounts are considered a part of our general assets and participants are considered unsecured creditors.
And finally, we have agreements with Messrs. Jacobs, Reinsch, Spears and certain other employees that provide for severance payments in the event they are terminated for any reason, including death or disability, other than those reasons described in the “Potential Payments Upon Termination or Change-in-Control” table on page 33 of this proxy statement. These agreements were entered into in December 1999 with each person employed by us at that time and, following his appointment as CEO, we entered into an amended agreement with Mr. Jacobs in February 2004. Any payment under any of these agreements will be limited as follows: three times base salary for Mr. Jacobs and two times base salary for Messrs. Reinsch and Spears. Severance payments are not entitled to tax gross-ups.

Decisions Affecting Compensation for 2016

•     The committee did not make any changes to the base salaries for Messrs. Jacobs, Reinsch and Spears for 2016.  The committee increased the base salary for Mr. Kim to $345,000 effective January 1, 2016.

•     The committee adopted the 2016 annual incentive compensation program, which is substantially similar to the 2015 annual incentive compensation program with adjustments made to the weightings between performance metrics. In making such adjustments, the committee placed more emphasis on absolute economic return, increasing the weighting from 15% to 30%. The weighting for economic return relative to our Agency REIT peers was reduced from 40% to 30% and the weighting for operating efficiency relative to our Broader REIT peers was reduced from 15% to 10%. Additionally, maximum payout percentages related to achieving individual goals and objectives were increased from 0% – 100% to 0% - 150%.

•     In February 2016, all DERs outstanding at December 31, 2015 were extended through the end of 2016.

2016 Annual Incentive Compensation Program Performance Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (15%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	8% Payout: 50%	10.0% Payout: 100%	12% Payout: 200%
Relative Operating Efficiency (10%)	Broader REIT Peers	85th Percentile Payout: 50%	90th Percentile Payout: 100%	95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Payout Between 0%--150%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

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EXECUTIVE COMPENSATION

Other Compensation Policies and Practices

Stock Ownership Guidelines. To assist with aligning interests of our NEOs and our stockholders, we have adopted stock ownership guidelines requiring that our NEOs maintain a minimum ownership interest in Capstead, as a percentage of base salaries. The stock ownership requirements and effective ownership as of March 28, 2016 were as follows:

Covered Party	Ownership Policy Threshold (as % of base salary)	Effective Ownership (as % of base salary)
Andrew F. Jacobs	500%	568%
Robert R. Spears, Jr.	400	760
Phillip A. Reinsch	300	441
Roy S. Kim	300	23	*
*Roy S. Kim was hired in April 2015 and will have until April 2020 to reach his minimum ownership requirements.

Effective ownership of common stock considered for purposes of measuring an executive officer’s minimum equity investment, or threshold, adopted by the board differs from the amount reported for an executive officer on SEC Form 4 because the threshold calculation adopted by the board includes only owned shares and 60% of the executive officer’s unvested service-based stock awards, while excluding all of an executive officer’s unvested performance-based equity awards as well as any pledged shares. Our executive officers are required to reach the minimum ownership threshold within five years from the date he or she first becomes subject to the guidelines.  Any NEO not meeting the minimum ownership threshold is required to retain all shares received in the future through our compensation programs until the threshold is met, except that the NEO may surrender shares to satisfy tax withholding requirements or the share equivalent for the aggregate strike price for an option exercise.

Pledging Limitation. Integral to our stock ownership guidelines is a limitation on pledging of our common stock held by our NEOs.  This pledging limitation restricts the amount of shares available to be pledged to not more than 50% of all shares owned by the individual NEO as calculated per the ownership guidelines described above, provided that the amount pledged is not more than 50% of the average daily trading volume of our common stock for the most recent calendar year.

Derivatives Trading and Hedging. All of our employees and directors are restricted from entering into transactions to hedge or offset any change in the market value of our common stock.

Clawback Policy. If we are required to prepare and file accounting restatements of certain financial documents, our NEOs are required to reimburse us for any short- and long-term incentive compensation received in the 12-month period following the first public issuance or filing with the SEC of any financial document subject to restatement if:

•	The amount of incentive compensation was calculated based upon the achievement of certain financial results that were the subject of the restatement;

•	An NEO engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•	The amount of the incentive compensation that would have been awarded to an NEO if the financial results had been properly reported would have been lower than the amount actually awarded.

Tax Considerations. Internal Revenue Code Section 162(m) generally precludes a publicly-held corporation from a federal income tax deduction for annual compensation in excess of $1 million paid individually to the principal executive officer or any of the three other most highly compensated executive officers. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely upon attaining objective performance goals for each individual, provided that (i) performance goals are determined by a committee consisting solely of two or more outside directors, (ii) material terms of the performance-based compensation programs and performance goals are disclosed to and approved by stockholders at least every five years (proposal 3), and (iii) the committee certifies that the performance goals were attained and other material terms were satisfied prior to any payment. While the committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels. Consequently, the committee may approve compensation that is not fully deductible. The majority of the 2015 payout under the annual incentive compensation program was performance–based and not subject to the above noted income tax deduction limitation.

Capstead 2016 Proxy Statement	25

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy with our management. Based on this review and discussion, the compensation committee recommends to our board that the above Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Michelle P. Goolsby, Chair Jack Biegler Gary Keiser Mark S. Whiting

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Summary Compensation Table*

Compensation for our executives is administered under the direction of our compensation committee. The Summary Compensation Table below shows certain compensation information for our CEO, CFO and two other most highly compensated executive officers, referred to as our NEOs, for services rendered in all capacities during the three years ended December 31, 2015, as appropriate. We have no other executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Andrew F. Jacobs	2015	773,000	–	1,031,093	1,578,911	139,206	(d)	3,522,210
President and Chief Executive	2014	750,000	–	821,702	750,807	83,755		2,406,264
Officer	2013	720,000	113,604	1,135,029	1,006,300	105,690		3,080,623
Phillip A. Reinsch	2015	433,000	–	577,574	905,828	81,689	(d)	1,998,091
Executive Vice President, Chief	2014	420,000	–	460,281	446,020	50,608		1,376,909
Financial Officer, Treasurer and	2013	400,000	63,113	635,622	583,580	62,561		1,744,876
Secretary
Robert R. Spears, Jr.	2015	541,000	–	721,636	1,159,786	91,962	(d)	2,514,384
Executive Vice President and	2014	525,000	–	575,080	590,845	53,419		1,744,344
Chief Investment Officer	2013	505,000	79,680	794,522	764,949	68,742		2,212,893
Roy S. Kim	2015	227,917	–	460,192	493,493	20,767	(d)	1,202,369
Senior Vice President
*	Columns for “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable.

(a)	Prior bonus amounts represent annual incentive compensation awards that were based on a participation in our earnings in excess of pre-established performance thresholds. The compensation committee terminated this plan on June 30, 2013 and replaced it with a nondiscretionary and formulaic target-based program with multiple pre-established performance goals (referred to as “metrics”) and defined threshold, target and maximum cash awards based on percentages of base salary (see (c) below).

(b)	Amounts for 2015 include the grant date fair value of performance units and restricted stock awarded on February 1, 2016. Amounts for 2014 include the grant date fair value of performance units awarded on January 2, 2015. Amounts for 2013 include the grant date fair value of performance units awarded on December 18, 2013. Such amounts were as follows:

	Year	Performance Unit Awards ($)	Restricted Stock Awards ($)	Total Stock Awards ($)
Andrew F. Jacobs	2015	799,202	231,891	1,031,093
	2014	821,702	–	821,702
	2013	1,135,029	–	1,135,029
Phillip A. Reinsch	2015	447,681	129,893	577,574
	2014	460,281	–	460,281
	2013	635,622	–	635,622
Robert R. Spears, Jr.	2015	559,338	162,298	721,636
	2014	575,080	–	575,080
	2013	794,522	–	794,522
Roy S. Kim	2015	356,693	103,499	460,192

For 2015 amounts, the aggregate number of the performance units and restricted stock awarded on February 1, 2016 was based on 150% of each executive’s 2016 base salary divided by the closing common stock price on the date of grant of $9.32, allocated 80% to performance units and 20% to restricted stock.  The performance units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period commencing January 1, 2016 and ending December 31, 2018.  The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. The performance unit award criteria for 2015 were substantially similar to award criteria used in 2014, except for a modification to threshold, target and maximum goals for absolute economic performance to reflect current market conditions.  Because the units awarded are subject to performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric, and a quantitative simulation for the relative total stockholder return performance metric, resulting in an aggregate fair value estimate of $8.03 per unit. Assuming we meet or exceed maximum performance levels for all of the performance metrics, in which case the units will convert into shares of common stock equal to up to twice the number of units granted, Messrs. Jacobs, Reinsch, Spears and Kim would receive shares of common stock worth a maximum of $1,855,000, $1,039,000, $1,298,000, $828,000, respectively, based on the $9.32 grant date closing common stock price. Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the units are ultimately converted, if any, as if such shares had been issued on the date of grant.

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EXECUTIVE COMPENSATION

The restricted stock will vest three years from the date of grant or February 1, 2019, subject to service conditions.  On that date holders will be entitled to receive dividends and any other distributions declared from the date of grant through the vesting date.  The fair value of these awards was based on the closing stock price of $9.32 on the date of grant.

For 2014 amounts, the number of performance units awarded on January 2, 2015 was based on 150% of each executive’s 2015 base salary divided by the closing common stock price on the date of grant of $12.46. The grant date fair value of the award reflected in the table above was $8.83 per unit based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric.

For 2013 amounts, the number of performance units awarded on December 18, 2013 was based on 150% of each executive’s 2014 base salary divided by the closing common stock price on the date of grant of $12.34. The grant date fair value of the award reflected in the table above was $12.45 per unit based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric.

(c)	Amounts include expense recognized for aggregate cash payments pursuant to our 2015, 2014 and 2013 annual incentive compensation programs and dividends earned on dividend equivalent rights for all years presented. Such amounts were as follows:

	Year	Annual Incentive Compensation Program ($)	Dividend Equivalents Earned ($)	Total Non-Equity Incentive Program Compensation ($)
Andrew F. Jacobs	2015	1,328,111	250,800	1,578,911
	2014	451,607	299,200	750,807
	2013	733,500	272,800	1,006,300
Phillip A. Reinsch	2015	743,948	161,880	905,828
	2014	252,900	193,120	446,020
	2013	407,500	176,080	583,580
Robert R. Spears, Jr.	2015	929,506	230,280	1,159,786
	2014	316,125	274,720	590,845
	2013	514,469	250,480	764,949
Roy S. Kim	2015	418,793	74,700	493,493

Under the 2015 annual incentive compensation program each NEO had a target opportunity equal to 125% of his 2015 base salary, pro-rated from April to the end of the year for Mr. Kim, with a maximum total opportunity of 222% of base salary (178% of target opportunity). The actual amount each NEO earned for 2015 was 172% of base salary (137% of target opportunity).

Under the 2014 annual incentive compensation program Messrs. Jacobs, Reinsch and Spears each had a target opportunity equal to 125% of their 2014 base salary with a maximum total opportunity of 222% of base salary (178% of target opportunity). The actual amount earned for the three executives for 2014 was 60% of base salary (48% of target opportunity).

Under the revised 2013 annual incentive plan Messrs. Jacobs, Reinsch and Spears each had a target opportunity equal to 125% of their base salary pro-rated for the second half of 2013 with a maximum total opportunity of 213% of pro-rated base salary (170% of target opportunity). The actual amount earned for the three executives for 2013 was 204% of pro-rated base salary (163% of target opportunity).

Dividend equivalent rights, referred to as DERs, represent notional common stock, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common stock. DERs outstanding throughout December 31, 2015 were as follows: 220,000 for Mr. Jacobs, 142,000 for Mr. Reinsch and 202,000 for Mr. Spears. Mr. Kim was issued 90,000 DERs in April 2015 which were outstanding for the remainder of the year. In February 2016, all DERs outstanding at December 31, 2015 were extended through the end of 2016.

(d)	For year ended December 31, 2015, amounts include expenses recognized for (i) matching contributions made by us pursuant to our qualified defined contribution retirement plan, (ii) matching contributions made by us pursuant to our nonqualified deferred compensation plan, (iii) insurance premiums paid or reimbursed by us and (iv) company matches under a charitable gift matching program were as follows:

	Jacobs ($)	Reinsch ($)	Spears ($)	Kim ($)
Qualified defined contribution retirement plan	15,900	15,900	15,900	13,675
Nonqualified deferred compensation plan	110,167	54,717	72,331	–
Insurance premiums	8,139	6,072	3,131	2,092
Charitable gift matching program	5,000	5,000	600	5,000
	139,206	81,689	91,962	20,767

28	Capstead 2016 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards*

			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Andrew F. Jacobs	1-2-15	(a)	46,529	93,058	186,116	821,702
Phillip A. Reinsch	1-2-15	(a)	26,064	52,127	104,254	460,281
Robert R. Spears, Jr.	1-2-15	(a)	32,564	65,128	130,256	575,080
*	Columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” have been omitted because none were awarded in the calendar year. Columns for “All Other Stock Awards,” “All Other Option Awards” and “Exercise or Base Price of Option Awards” have been omitted because they were not applicable.

(a)	On January 2, 2015 the compensation committee awarded performance units for 2014 pursuant to our long-term incentive compensation program. The target number of performance units awarded was based on 150% of each NEO’s 2015 base salary divided by the closing common stock price on January 2, 2015 of $12.46. The performance units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that began on January 1, 2015 and ends December 31, 2017. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. Because the awards are subject to these performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric, and a quantitative simulation was used to value the portion of the award based on the relative total stockholder return performance metric, resulting in an aggregate fair value estimate of $8.83 per unit.

If we meet the target performance levels for all of the performance metrics, the units will convert into shares of common stock equal to the number of units granted. If we meet or exceed the “Maximum” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to twice the number of units granted. Conversely, if we only meet the Threshold performance levels for all of the performance metrics, the units will convert into shares of common stock equal to one-half the number of units granted, and below these threshold performance levels, the units will expire without converting into any shares of common stock. The actual shares issued will be based on straight-line interpolations between the indicated performance levels established separately for each performance metric, as necessary. Any such shares into which the units are convertible will be issued following the end of the three-year performance period. Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the units are ultimately converted, if any, as if such shares had been issued on the date of grant.

Capstead 2016 Proxy Statement	29

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Tables and Grant of Plan-Based Awards Table

Our compensation philosophy is to provide competitive performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.  Recognizing these priorities, the compensation committee emphasizes “pay-for-performance” as the cornerstone of our compensation philosophy.  Because we are organized as a REIT that must distribute at least 90% of our taxable income to our stockholders annually, traditional growth-oriented performance metrics are not meaningful. For this reason, the compensation committee believes the focus of our performance-based compensation programs should be economic return, comprised of dividends paid and changes in book value measured over both short-term and long-term time horizons.

Short-term incentive compensation amounts in 2015 included (i) an annual incentive compensation program based on our economic returns, measured on a relative and absolute basis, relative operating cost efficiency as well as achievement of individual goals and objectives, and (ii) dividends paid on outstanding DERs.  As such, 100% of short-term incentive compensation is considered performance-based. Under the 2015 annual incentive compensation program each NEO had a target opportunity equal to 125% of his 2015 base salary including Mr. Kim whose maximum total opportunity was pro-rated from April 2015 to the end of the year.  Based on the results of our 2015 performance, our NEOs were awarded 172% of their base salaries (137% of target opportunity), pro-rated as appropriate. Including dividends paid on DERs, short-term incentive compensation accounted for over 45% of the NEOs’ total 2015 executive compensation, as measured for proxy compensation purposes.

On February 1, 2016 the compensation committee adopted an annual incentive compensation program for 2016 that is substantially similar to the 2015 annual incentive program except with adjustments made to the weightings between performance metrics. The committee placed more emphasis on absolute economic return increasing the weighting from 15% to 30%. The weighting for economic return relative to our Agency REIT peers was reduced from 40% to 30% and the weighting for operating efficiency relative to our Broader REIT peers was reduced from 15% to 10%. Additionally, maximum payout percentages related to achieving individual goals and objectives were increased from 0% - 100% to 0% - 150%.
Consistent with the belief that our NEOs should have an ongoing stake in the long-term success of our business, long-term incentive compensation amounts for 2015 consisted of performance units and restricted stock awarded on February 1, 2016. Under this long-term incentive compensation program the aggregate number of performance units and restricted stock awarded each NEO was based on 150% of each executive’s 2016 base salary divided by the closing common stock price on the date of grant of $9.32, allocated 80% to performance units and 20% to restricted stock. The performance units are convertible into shares of our common stock following a prospective three-year performance period ending December 31, 2018 based on our economic returns, measured on a relative and absolute basis, and our relative total stockholder returns. The performance units awarded for 2015 are substantially similar to the performance units awarded for 2014, except for a modification to threshold, target and maximum goals for absolute economic return performance to reflect current market conditions. The restricted stock will vest three years from the date of grant or February 1, 2019 and on such date will be entitled to receive dividends and any other distributions from the date of grant through the vesting date.  In total, long-term incentive compensation accounted for approximately 30% of our 2015 executive compensation, as measured for proxy compensation purposes.  Combining our short-term incentive compensation with performance units issued for 2015, approximately 68% of our total 2015 executive compensation was performance-based.

30	Capstead 2016 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End*

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew F. Jacobs	46,529	(a)	459,706	(a)
	45,584	(b)	526,495	(b)
	41,131	(c)	525,654	(c)
	18,867	(d)	271,685	(d)
Phillip A. Reinsch	26,064	(a)	257,512	(a)
	25,527	(b)	294,837	(b)
	22,850	(c)	292,024	(c)
	10,482	(d)	150,941	(d)
Robert R. Spears, Jr.	32,564	(a)	321,732	(a)
	31,909	(b)	368,549	(b)
	28,848	(c)	368,678	(c)
	13,233	(d)	190,555	(d)

*	Columns for “Option Awards” and non-equity incentive plan “Stock Awards” have been omitted because they were not applicable.

(a)	Amounts represent the number of performance units granted on January 2, 2015 and their related December 31, 2015 market value, including deferred dividends, assuming a closing stock price of $8.74 and related Threshold performance levels as set out in each award are achieved. Such units are potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2017. Executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31, 2015, dividends deferred for each NEO were as follows: $53,043 to Mr. Jacobs, $29,713 to Mr. Reinsch and $37,123 to Mr. Spears.

(b)	Amounts represent the number of performance units granted on December 18, 2013 and their related December 31, 2015 market value, including deferred dividends, assuming a closing stock price of $8.74 and related Threshold performance levels as set out in each award are achieved. Such units are potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2016. Executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31, 2015, dividends deferred for each NEO were as follows: $128,091 to Mr. Jacobs, $71,731 to Mr. Reinsch and $89,664 to Mr. Spears.

(c)	Amounts represent the number of performance-based shares of restricted common stock granted on December 13, 2012 and the December 31, 2015 market value of such shares, including deferred dividends, assuming a closing stock price of $8.74 and satisfaction of specified performance criteria.as set out in each award are achieved. The first 50% of these shares vested following satisfaction of specified performance criteria pertaining to a three-year measurement period that ended December 31, 2015. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2016. Such shares are entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends is deferred until the shares vest. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2019 are not met. As of December 31, 2015, dividends deferred for each NEO were as follows: $166,169 to Mr. Jacobs, $92,314 to Mr. Reinsch and $116,546 to Mr. Spears.

(d)	Amounts represent the remaining performance-based shares of restricted common stock granted on December 15, 2011 and the December 31, 2015 market value of such shares assuming a closing stock price of $8.74 as well as related deferred dividends. These shares vested following satisfaction of specified performance criteria pertaining to a three-year measurement period that ended December 31, 2015. Related dividends deferred for each NEO were as follows: $106,787 to Mr. Jacobs, $59,328 to Mr. Reinsch and $74,899 to Mr. Spears.

Capstead 2016 Proxy Statement	31

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested*

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Andrew F. Jacobs	37,356	646,306
Phillip A. Reinsch	20,664	357,436
Robert R. Spears, Jr.	25,827	446,514
*	Columns for “Option Awards” have been omitted because they were not applicable.

(a)	Amounts represent the dollar value realized upon vesting of performance-based restricted stock awards originally issued in 2010 and 2011, based on the closing market price of our common shares on the related vesting date (January 29, 2015) as well as related deferred dividends.

Nonqualified Deferred Compensation*

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)(b)	Aggregate Balance at Last FYE ($)(a)(c)
Andrew F. Jacobs	118,337	110,167	45,335	3,241,159
Phillip A. Reinsch	66,287	54,717	(12,714)	2,077,682
Robert R. Spears, Jr.	88,230	72,330	17,417	2,580,288
*	Column for “Aggregate Withdrawals/Distributions” was omitted because it was not applicable.

(a)	Amounts included in the “Summary Compensation Table” of this proxy statement, as appropriate.

(b)	Amounts are not included in the “Summary Compensation Table” of this proxy statement because plan earnings were not preferential or above market.

(c)	Amounts include all employer contributions made since inception of our deferred compensation plan which were previously reported in the “Summary Compensation Table” in the proxy statements for previous years, as follows:

Name	Registrant Contributions in Last FY ($)	Previous Years ($)	Total ($)
Andrew F. Jacobs	110,167	879,466	989,633
Phillip A. Reinsch	54,717	402,142	456,859
Robert R. Spears, Jr.	72,330	595,172	667,502

32	Capstead 2016 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Name	Executive Benefits and Payments upon Termination	Voluntary or For-Cause Involuntary Termination or Retirement ($)	Involuntary Not-for-Cause Termination ($)	Termination from Dissolution or Liquidation ($)	Death ($)	Change-in- Control with Involuntary Not-for-Cause Termination ($)
A. Jacobs	Severance Payment Agreement(a)	–	2,319,000	2,319,000	2,319,000	2,319,000
	Nonqualified Deferred Compensation(b)	3,241,159	3,241,159	3,241,159	3,241,159	3,241,159
	Acceleration of Nonvested Stock Awards(c)	–	–	–	709,733	797,346
	Acceleration of Nonvested Performance Units(d)	–	–	–	1,008,426	1,972,393
		3,241,159	5,560,159	5,560,159	7,278,318	8,329,898
P. Reinsch	Severance Payment Agreement(a)	–	866,000	866,000	866,000	866,000
	Nonqualified Deferred Compensation(b)	2,077,682	2,077,682	2,077,682	2,077,682	2,077,682
	Acceleration of Nonvested Stock Awards(c)	–	–	–	394,295	442,964
	Acceleration of Nonvested Performance Units(d)	–	–	–	564,770	1,104,689
		2,077,682	2,943,682	2,943,682	3,902,747	4,491,335
R. Spears, Jr.	Severance Payment Agreement(a)	–	1,082,000	1,082,000	1,082,000	1,082,000
	Nonqualified Deferred Compensation(b)	2,580,288	2,580,288	2,580,288	2,580,288	2,580,288
	Acceleration of Nonvested Stock Awards(c)	–	–	–	497,786	559,240
	Acceleration of Nonvested Performance Units(d)	–	–	–	705,858	1,380,552
		2,580,288	3,662,288	3,662,288	4,865,932	5,602,080

(a)	In December 1999 we entered into a severance payment agreement with each person employed by us at that time and, following his appointment as CEO, we entered into an amended severance payment agreement with Mr. Jacobs (together, the “covered employees”). Pursuant to these agreements, in the event a covered employee’s employment with us is terminated by us for any reason other than those described below, that covered employee will receive a lump sum severance payment determined as follows: three times base salary for the CEO; two times base salary for Executive Vice Presidents; one and one-half times base salary for Senior Vice Presidents and Vice Presidents; and one times base salary for Assistant Vice Presidents and all other employees. A covered employee will not be entitled to a severance payment under the severance payment agreement if (i) the covered employee voluntarily terminates his or her employment, other than because of a reduction in that covered employee’s base salary or officer grade, or a relocation of that covered employee which requires travel from his or her primary residence to such new location of an additional 50 or more miles each way; (ii) the covered employee fails to return to work following an approved leave of absence or (iii) we terminate the covered employee for cause.

(b)	Amount represents the vested account balance of each executive as shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Nonqualified Deferred Compensation table on page 32. The amounts are shown as a single lump sum payment regardless of whether an election to receive such payments over time has been made.

(c)	Amounts represent the December 31, 2015 market value of nonvested stock awards assuming a closing stock price of $8.74 and related deferred dividends, assuming nonvested shares vest in the indicated circumstance. These awards and rights to receive deferred dividends will expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement, dissolution or liquidation of Capstead, or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control or death of the executive. In the event of a change-in-control, these awards will automatically vest in full, including rights to receive deferred dividends. In the event of death a pro rata portion of the performance-based stock awards will vest only after related performance criteria are met.

(d)	Amounts represent the December 31, 2015 market value of shares of common stock associated with outstanding performance units assuming a closing stock price of $8.74 and related deferred dividends, assuming related target performance levels as set out in each award are achieved subject to circumstances as hereinafter described. Performance units, including the right to related deferred dividends, expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement, dissolution or liquidation of Capstead, or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control or death. If there is a change-in-control during the performance period and the executive’s employment is terminated at any time within 24 months of the change-in-control without cause or by the individual with good reason, the related targeted performance levels shall be deemed to have been met and each unit will be converted into one share of common stock and related deferred dividends will be paid. In such an event, the conversion date shall be the date of the occurrence of the change-in-control. “Good Reason” shall include (i) a reduction in the executive’s base salary; (ii) a material diminution in the executive’s duties and job responsibilities; or (iii) a significant relocation of our executive offices. In the event of death prior to the end of a performance period, the units will convert into the same number of shares of common stock with related deferred dividends that would have otherwise been applicable for the performance period multiplied by a fraction, the numerator of which is the number of years during the related performance period in which the executive was alive for any portion of such year and the denominator of which is three.

Capstead 2016 Proxy Statement	33

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding equity awards as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by stockholders:
Amended and Restated 2004 Flexible Long-Term Incentive Plan:(a)			–
Stock options	40,000	11.86
Performance units(b)	485,010	n/a
Amended and Restated 2014 Flexible Incentive Plan:
Performance units(b)(c)	495,024	n/a	4,397,739
	1,020,034		4,397,739

(a)	We no longer issue awards from the Amended and Restated 2004 Flexible Long-Term Incentive Plan.

(b)	We reserved the maximum number of shares of common stock issuable under the terms of performance units awarded our NEOs in December 2013 and January 2015. The actual shares issuable will be dependent on meeting or exceeding specified performance levels established separately for several performance metrics over a three-year performance period ending December 31, 2016 and December 31, 2017, respectively.

(c)	On February 1, 2016 the compensation committee awarded 269,354 performance units to our NEOs at which time we reserved 538,708 shares of common stock representing the maximum number of shares issuable under the terms of performance units awarded. The actual shares issuable will be dependent on meeting or exceeding specified performance levels established separately for several performance metrics over a three-year performance period ending December 31, 2018. Additionally 128,609 shares of restricted common stock were issued to employees including NEOs subsequent to year-end. Accordingly, the number of securities which currently remain available for future issuance under our Amended and Restated 2014 Flexible Incentive Plan is 3,730,422 shares.

34	Capstead 2016 Proxy Statement

AUDIT COMMITTEE

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board that can be found on our website at www.capstead.com or www.capstead.reit by clicking “Investor Relations” and “Committee Charters.” The committee is composed of four independent directors, each of whom has been determined by our board to be financially literate and independent in accordance with the NYSE Listed
Company Manual and our Board of Directors’ Guidelines. Neither our charter nor this report shall be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed. The following is the committee’s report regarding the execution of its responsibilities during 2015.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The role of our audit committee is to assist our board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence and performance of Ernst & Young LLP, our independent registered public accounting firm. As set forth in our charter, the committee’s job is one of oversight. Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designated to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on our internal control over financial reporting. In addition, Ernst & Young LLP is responsible for reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with us any issues they believe should be raised with the committee.

We met with Ernst & Young LLP to review and discuss the overall scope and plans for the audit of our consolidated financial statements and its internal control over financial reporting for the year ended December 31, 2015. We reviewed and discussed with management and Ernst & Young LLP (both alone and with management present) our audited consolidated financial statements and the overall quality of our financial reporting. We also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended December 31, 2015, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included therein related to its audit.

In addition, we discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (as adopted by the Public Company Accounting Oversight Board in Rule 3200T), and Ernst & Young LLP has provided us with the written disclosures required by the applicable requirements of the
Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with us concerning independence. We discussed with Ernst & Young LLP their independence and have concluded they are independent from us.

The members of the committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, our activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our consolidated financial statements are presented in accordance with generally accepted accounting principles or (iii) Ernst & Young LLP is in fact independent.

Based upon our receipt and review of the various materials and assurances described above and our discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, we recommended to our board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC.

AUDIT COMMITTEE Gary Keiser, Chairman Jack Bernard Michelle P. Goolsby Michael G. O’Neil

Capstead 2016 Proxy Statement	35

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)	Voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or

(ii)	Investment power, which includes the power to dispose, or to direct the disposition, of our common stock.
A person is also deemed the beneficial owner of our common stock if that person has the right to acquire beneficial ownership of our common stock at any time within 60 days of the annual meeting record date.

Security Ownership of Management

Listed in the following table and footnotes is certain information regarding the beneficial ownership of our common stock as of March 28, 2016, by each of our directors and executive officers listed in the Summary Compensation Table and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned		Percent of Class
Jack Bernard	31,000	(a)	*
Jack Biegler	79,500	(a)(b)	*
Michelle P. Goolsby	28,090	(a)	*
Andrew F. Jacobs	555,145	(c)(d)	0.6
Gary Keiser	49,023	(a)	*
Christopher W. Mahowald	169,259	(a)(b)	0.2
Michael G. O’Neil	61,104	(a)(d)	*
Mark S. Whiting	64,800	(a)(b)	*
Roy S. Kim	11,105	(c)	*
Phillip A. Reinsch	175,534	(c)	0.2
Robert R. Spears, Jr.	362,889	(c)	0.4
All of our directors and executive officers as a group (11 persons)	1,587,449		1.7
*	Denotes less than one-tenth of one percent of our common stock outstanding.

(a)	Includes 5,000 unvested stock awards granted on July 28, 2015 to our independent directors, all which vest in full on July 15, 2016.

(b)	Ownership amounts include the right to acquire our common stock pursuant to exercisable stock option awards as follows:

Right to Acquire Exercisable Options
Jack Biegler	10,000
Christopher W. Mahowald	15,000
Mark S. Whiting	15,000
All of our directors and executive officers as a group	40,000

(c)	Ownership amounts include the following unvested service-based and performance-based stock awards.

Grant Date	Jacobs	Reinsch	Spears	Kim
February 1, 2016	24,881	13,937	17,414	11,105
December 13, 2012	20,565	11,425	14,424	-
	45,446	25,362	31,838	11,105

In connection with our long-term incentive compensation awards for 2015, on February 1, 2016 our compensation committee granted service-based restricted stock awards to our named executive officers that vest three years from the date of grant or February 1, 2019.

The 2012 grant represents the remaining performance-based shares of restricted common stock. Our compensation committee discontinued the issuance of performance-based stock awards for our named executive officers in favor of issuing performance units.

(d)	Includes shares of our common stock that may be pledged to secure margin accounts as follows: 160,000 shares for Mr. Jacobs and 20,000 shares for Mr. O’Neil.

36	Capstead 2016 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of our common stock by the persons known by us to be beneficial owners of more than five percent of our outstanding common stock as of the close of business on March 28, 2016.

Name and Address of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned		Percent of Class
BlackRock, Inc 40 East 52nd Street New York, NY 10022	10,570,320	a)	11.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,113,552	(b)	7.4%

(a)
The number of shares of our common stock beneficially owned, for which BlackRock, Inc. has sole voting and investment power, as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 8, 2016. The percent of class is based on 95,947,090 shares outstanding as of March 28, 2016.

(b)
The number of shares of our common stock beneficially owned, for which The Vanguard Group has sole voting and investment power, as reported on Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016. The percent of class is based on 95,947,090 shares outstanding as of March 28, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2015, all of our directors, executive officers and beneficial owners of more than ten percent of our outstanding common stock were in compliance with Section 16(a) filing requirements with one exception. We inadvertently failed to file Roy S. Kim’s initial Section 16(a) filing upon his hiring in April 2015 as he did not own any common shares at the time. A form 3 was filed for Mr. Kim on February 3, 2016.

Capstead 2016 Proxy Statement	37

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL TWO – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In the Compensation Discussion and Analysis section of this Proxy Statement we state that our compensation philosophy is to provide “competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.” Accordingly, we emphasize a strong pay-for-performance alignment in the design of our compensation programs by linking key compensation elements directly to our relative and absolute performance. We believe this is reinforced by policies requiring our executive officers to own a meaningful amount of our common stock. Accordingly, a significant portion of compensation paid to our executive officers is in the form of shares of common stock, which together with share ownership requirements, provides a significant alignment of interest with our stockholders.

Section 14A of the Securities Exchange Act of 1934 requires that we submit to our stockholders an advisory (non-binding) resolution to approve the compensation of our executive officers at least once every three years (sometimes referred to as “say- on-pay”). Following the recommendation of our stockholders, our board has chosen to hold this vote every year and accordingly submits the following advisory (non-binding) resolution on executive compensation. This advisory vote allows you to express your opinion regarding the decisions of the compensation committee with respect to executive compensation. Your opinion, although non-binding, will serve as a tool to guide the committee in continuing to improve the alignment of our executive compensation programs with the interests of our stockholders. In 2015, approximately 97% of the votes cast supported the compensation paid or awarded to our named executive officers in 2014.

The Board unanimously recommends that our stockholders indicate their support of our executive compensation by voting FOR the following non-binding resolution:

RESOLVED, that stockholders approve, on an advisory (non-binding) basis, the compensation of our executive officers in 2015, as such compensation is disclosed pursuant to the compensation rules of the SEC, included in the Compensation Discussion and Analysis of this proxy statement, accompanying compensation tables and the other narrative executive compensation disclosures required by such rules (proposal 2).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our compensation committee or our board. However, the committee will take into account the outcome of the vote when considering future executive compensation decisions.

38	Capstead 2016 Proxy Statement

PROPOSAL THREE – APPROVAL OF THE CAPSTEAD MORTGAGE CORPORATION THIRD AMENDED AND RESTATED INCENTIVE BONUS PLAN

PROPOSAL THREE – APPROVAL OF THE CAPSTEAD MORTGAGE CORPORATION THIRD AMENDED AND RESTATED INCENTIVE BONUS PLAN

General. Pursuant to Section 162(m) of the Internal Revenue Code, the original Incentive Bonus Plan as adopted in 1996 and amended from time to time must be re-approved by stockholders every five years.  Stockholders re-approved the plan at our annual meetings of stockholders held in 2001, 2006 and 2011 and pursuant to Section 162(m), we are again asking stockholders to re-approve the plan, with modifications made to clarify two performance goals, at this year’s annual meeting by approving the Third Amended and Restated Incentive Bonus Plan. Accordingly, our board proposes and recommends the approval of our Capstead Mortgage Corporation Third Amended and Restated Incentive Bonus Plan.  The affirmative vote of a majority of the common stock actually cast on the proposal will be required for authorization.

Our incentive bonus plan is designed to address limitations on the deductibility of our executive compensation under Section 162(m).  Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the following individuals who are employed by that corporation as of the end of the corporation’s tax year: the CEO and the three other executive officers named in the summary compensation table of the corporation’s proxy statement.  However, compensation which qualifies as “performance-based” compensation, as defined, is exempt from the $1 million deductibility limitation.  In order for compensation granted pursuant to the plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders every five years in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of pre-established, objective performance goals.

While our plan is designed to address limitations on the deductibility of our executive compensation, the compensation committee recognizes that the legitimate interests of us and our stockholders may at times be better served by compensation arrangements that are not tax deductible.  Accordingly, the committee retains the discretion to provide compensation that may not be tax deductible if it deems it appropriate to recognize and reward performance.  Although it is the intention of the committee to operate within the limitations of the plan, we will award annual incentives to our employees if, and only if, the performance goals established by the committee are met.

Description of Our Incentive Bonus Plan

Purpose.  The purpose of the plan is to attract and retain highly-qualified employees by providing appropriate performance-based incentive awards and to align employee and stockholder interests by creating a direct link between employee compensation and our success.  An additional purpose of the plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code in order to maximize our tax deduction for compensation paid under the plan to employees.

Persons Eligible to Participate.  Certain key employees of the Company, as determined by the compensation committee, are eligible to participate in the plan.  As of March 28, 2016, we had 14 total employees, 4 of whom are eligible to participate in the plan.

Administration.  Our compensation committee of which each member is an “outside director” within the meaning of Section 162(m) administers the plan.  The committee has the authority, in its sole discretion, to administer the plan and may make such rules and regulations and establish such procedures for the administration of the plan as it deems appropriate within the parameters of Section 162(m) and the regulations declared thereunder.

Performance Goals.  The compensation committee is required to establish performance goals expressed in terms of the achievement of any of one or more of the following performance measures: earnings, earnings per share, earnings from operations, return on stockholders’ equity, total return (change in stock price plus dividends), modified total return (change in net asset or book value plus dividends), return on assets, operating efficiency, the extent of increase of any one or more of the foregoing over a specified period, or our ranking against a peer group of companies with respect to any one or more of the foregoing.  To the extent applicable, such performance goals shall be determined in accordance with generally accepted accounting principles and reported upon by our independent registered public accounting firm.  Performance goals shall include a threshold level of performance below which no bonus payment shall be made, and may include levels of performance at which specified percentages of the target bonus shall be paid and a maximum level of performance above which no additional bonus shall be paid.  The performance measure or measures and the performance goals established by the committee with respect thereto may be (but need not be) different each plan year and different goals may be applicable to different employees.

It is not possible to determine the actual amount of compensation that will be earned under the plan or its predecessors or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the compensation committee. We expect that future awards under the plan will be granted in a manner substantially

Capstead 2016 Proxy Statement	39

consistent with the historical grant of awards under the plan. For information regarding past grants and outstanding equity awards, see the disclosure in this proxy statement in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

Amendments and Termination of the Plan.  Our board may from time to time alter, amend, suspend or terminate the plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the plan to continue to comply with Section 162(m) will be effective unless it receives the requisite stockholder approval.  In addition, the compensation committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations.

The board recommends a vote FOR approval of the Capstead Mortgage Corporation Third Amended and Restated Incentive Bonus Plan.

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has audited our financial statements since we commenced operations in 1985. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider whether or not to retain them. Even if the selection is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The committee has delegated pre-approval authority to its chair to expedite the delivery of services as necessary. Our independent registered public accounting firm and management are required to periodically report to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee approved all fees paid to Ernst & Young LLP during the past three years with no reliance on the de minimis exception established by the SEC for approving such services.
Services provided by Ernst & Young LLP during 2015 included the audit of our annual financial statements and our internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, procedures performed on behalf of our underwriters in connection with public offerings of our common and preferred stock, assistance with management’s evaluation of internal accounting controls, and consultation on financial and tax accounting and reporting matters. The committee has considered all fees provided by Ernst & Young LLP to us and concluded their involvement is compatible with maintaining their independence.

Fees for fiscal years ended December 31, 2015 and 2014 were as follows:

	Fiscal Year 2015	Fiscal Year 2014
Audit fees	$710,073	$745,000
Audit-related fees	-	-
Tax fees	8,500	7,900
All other fees	-	-
	$718,573	$752,900

Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

40	Capstead 2016 Proxy Statement

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

Pursuant to our Board of Directors’ Guidelines, each of our directors must discuss with our governance & nomination committee any significant transaction that may affect his or her independence so that the committee can report any such transaction to our board, which has the authority to reject or ratify the transaction based upon our best interests and those of our stockholders. Also pursuant to our Board of Directors’
Guidelines, if a proposed transaction involves a director potentially diverting a corporate opportunity from us, the director pursuing such transaction must first present the transaction to our CEO who has the authority to determine our best interests and those of our stockholders with respect to such opportunity. In addition, our Code of Business Conduct and Ethics provides that a related person transaction involving an executive officer must be promptly reported to our board, and such transactions involving an employee or non-executive officer must similarly be reported to our CEO. Our Code of Business Conduct and Ethics also provides that our officers and employees must get our CEO’s authorization before they can divert a business opportunity away from us. In each of these situations our board and our CEO have the authority to determine our best interests and those of our stockholders in relation to any such transaction.

For the year ended December 31, 2015 there were no related person transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at our 2017 annual meeting of stockholders must be received by our stockholder relations department at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 no later than December 14, 2016 in order to be included in our proxy statement and form of proxy for such meeting. The proposal must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. As to any proposal a stockholder intends to present to our stockholders other than by inclusion in our proxy statement for the 2017 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than February 27, 2017. Even if proper notice is received on or prior to February 27, 2017, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising our stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder(s) making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

OTHER MATTERS

Our board does not intend to bring any other business before our annual meeting of stockholders, and our board is not aware of any matters to be brought before the meeting other than those described in this proxy statement. As to any other business that may properly come before the meeting, our proxies intend to exercise their discretionary authority to vote on those matters.

Capstead 2016 Proxy Statement	41

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2015. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com or www.capstead.reit, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations and press releases, including any amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board, our Board of Directors’ Guidelines, our Code of Business Conduct and Ethics, our Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Hard copies will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404.

You should rely only on the information contained in this proxy statement to vote on the matters presented herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 13, 2016. You should not assume the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the approval of the proposals contained herein will create any implication to the contrary.

By order of the board of directors,

Phillip A. Reinsch
Secretary
April 13, 2016

42	Capstead 2016 Proxy Statement

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE NOW.
1.	To elect eight directors to our board of directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified:

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN

01 John L. “Jack” Bernard	☐	☐	☐	05 Gary Keiser	☐	☐	☐

02 Jack Biegler	☐	☐	☐	06 Christopher W. Mahowald	☐	☐	☐

Please fold here – Do not separate

03 Michelle P. Goolsby	☐	☐	☐	07 Michael G. O’Neil	☐	☐	☐

04 Andrew F. Jacobs	☐	☐	☐	08 Mark S. Whiting	☐	☐	☐

2.	To conduct an advisory (nonbinding) vote to approve our 2015 named executive officers’ compensation;	☐ For	☐ Against	☐ Abstain

3.	To approve the Capstead Mortgage Corporation Third Amended and Restated Incentive Bonus Plan; and	☐ For	☐ Against	☐ Abstain

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐ For	☐ Against	☐ Abstain
In the discretion of such proxies, upon such other business as may properly come before our annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
WE BELIEVE VOTING “FOR” EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

Date _____________________________________, 2016	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CAPSTEAD MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 25, 2016
1:00 p.m. (Central)

8401 N. Central Expressway
Suite 220
Dallas, Texas 75225-4404

Our Annual Meeting will be located on the 2nd floor
of Capstead’s office tower.
Exit Northwest Highway Loop 12 or
Caruth Haven Lane from Interstate 75

Stockholders please note that pursuant to the New York Stock Exchange regulations, you must vote your proxy in order for your shares to be counted for the election of directors.

Capstead Mortgage Corporation 8401 N. Central Expressway, Suite 800 Dallas, Texas 75225-4404	Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF CAPSTEAD MORTGAGE CORPORATION

Proxy for Annual Meeting of Stockholders to be held May 25, 2016

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Phillip A. Reinsch, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 1:00 p.m., Central Time, on May 25, 2016 at 8401 N. Central Expressway, Suite 220, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated April 13, 2016.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, “FOR” ADVISORY APPROVAL OF COMPENSATION GRANTED, AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP, AND IN THE DISCRETION OF THE PROXYHOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

DO NOT STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

PLEASE VOTE YOUR PROXY PROMPTLY

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/cmo Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 24, 2016.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 24, 2016.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.